EXECUTION COPY
------------------------------------------------------------------------------






                        AGREEMENT AND PLAN OF MERGER



                                   Among




                              UAL CORPORATION,



                      YELLOW JACKET ACQUISITION CORP.



                                    and



                           US AIRWAYS GROUP, INC.




                          Dated as of May 23, 2000





------------------------------------------------------------------------------



                          TABLE OF CONTENTS



                              ARTICLE I


                             The Merger

SECTION 1.01      The Merger........................................1
SECTION 1.02      Closing...........................................1
SECTION 1.03      Effective Time....................................2
SECTION 1.04      Effects of the Merger.............................2
SECTION 1.05      Certificate of Incorporation and By-laws..........2
SECTION 1.06      Directors.........................................2
SECTION 1.07      Officers..........................................2


                             ARTICLE II

                      Conversion of Securities

SECTION 2.01      Conversion of Capital Stock.......................2
SECTION 2.02      Exchange of Certificates..........................3


                             ARTICLE III

                   Representations and Warranties

SECTION 3.01      Representations and Warranties of the Company.....5
SECTION 3.02      Representations and Warranties of Parent and Sub.25


                             ARTICLE IV

              Covenants Relating to Conduct of Business

SECTION 4.01      Conduct of Business..............................26
SECTION 4.02      No Solicitation..................................32


                              ARTICLE V

                        Additional Agreements

SECTION 5.01      Preparation of the Proxy Statement; Stockholders
                  Meeting .........................................35
SECTION 5.02      Access to Information; Confidentiality...........35
SECTION 5.03      Efforts; Notification............................36
SECTION 5.04      Company Stock Options............................38
SECTION 5.05      Indemnification, Exculpation and Insurance.......38
SECTION 5.06      Fees and Expenses................................39
SECTION 5.07      Information Supplied.............................40
SECTION 5.08      Benefits Matters.................................41
SECTION 5.09      Public Announcements.............................43
SECTION 5.10      Future Employment................................43


                             ARTICLE VI

                        Conditions Precedent

SECTION 6.01      Conditions to Each Party's Obligation to Effect
                  the Merger ......................................43
SECTION 6.02      Conditions to Obligations of Parent and Sub......44
SECTION 6.03      Conditions to Obligation of the Company..........45
SECTION 6.04      Frustration of Closing Conditions................45


                             ARTICLE VII

                  Termination, Amendment and Waiver

SECTION 7.01      Termination......................................45
SECTION 7.02      Effect of Termination............................46
SECTION 7.03      Amendment........................................47
SECTION 7.04      Extension; Waiver................................47


                            ARTICLE VIII

                         General Provisions

SECTION 8.01      Nonsurvival of Representations and Warranties....47
SECTION 8.02      Notices..........................................47
SECTION 8.03      .................................................49
SECTION 8.04      Interpretation...................................49
SECTION 8.05      Counterparts.....................................49
SECTION 8.06      Entire Agreement; No Third-Party Beneficiaries...50
SECTION 8.07      Governing Law....................................50
SECTION 8.08      Assignment.......................................50
SECTION 8.09      Enforcement......................................50






            AGREEMENT AND PLAN OF MERGER dated as of May 23, 2000, by and among UAL CORPORATION, a Delaware corporation ("Parent"), YELLOW JACKET ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and US AIRWAYS GROUP, INC., a Delaware corporation (the "Company").

            WHEREAS the Board of Directors of each of the Company and Sub has approved and declared advisable, and the Board of Directors of Parent has approved, this Agreement and the merger of Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of common stock, par value $1.00 per share, of the Company (the "Company Common Stock") not owned by Parent, Sub or the Company, other than the Appraisal Shares (as defined in Section 2.01(d)), will be converted into the right to receive $60.00 in cash;

            WHEREAS Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;


            NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                              ARTICLE I

                             The Merger

            SECTION 1.01 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), Sub shall be merged with and into the Company at the Effective Time (as defined in Section 1.03). At the Effective Time, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Sub in accordance with the DGCL.

            SECTION 1.02 Closing. Upon the terms and subject to the conditions set forth in this Agreement, the closing of the Merger (the "Closing") shall take place at 11:00 a.m., New York time, on the second business day after the satisfaction or (to the extent permitted by applicable law) waiver of the conditions set forth in Article VI (other than those that by their terms cannot be satisfied until the time of the Closing), at the offices of Cravath, Swaine & Moore, 825 Eighth Avenue, New York, New York 10019, or at such other time, date or place agreed to in writing by Parent and the Company; provided, however, that if all the conditions set forth in Article VI shall not have been satisfied or (to the extent permitted by applicable law) waived on such second business day, then the Closing shall take place on the first business day on which all such conditions shall have been satisfied or (to the extent permitted by applicable law) waived. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date".

            SECTION 1.03 Effective Time. Upon the terms and subject to the conditions set forth in this Agreement, as soon as practicable on or after the Closing Date, a certificate of merger or other appropriate documents (in any such case, the "Certificate of Merger") shall be duly prepared, executed and acknowledged by the parties in accordance with the relevant provisions of the DGCL and filed with the Secretary of State of the State of Delaware. The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such subsequent time or date as Parent and the Company shall agree and specify in the Certificate of Merger. The time at which the Merger becomes effective is referred to in this Agreement as the "Effective Time".

            SECTION 1.04 Effects of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL.

            SECTION 1.05 Certificate of Incorporation and By-laws. (a) The Restated Certificate of Incorporation of the Company, as amended to the date of this Agreement, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

                  (b) The By-laws of Sub as in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

            SECTION 1.06 Directors. The directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

            SECTION 1.07 Officers. The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.


                             ARTICLE II

                      Conversion of Securities

            SECTION 2.01 Conversion of Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of capital stock of the Company, Parent or Sub:

                  (a) Capital Stock of Sub. Each issued and outstanding share of common stock of Sub shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

                  (b) Cancelation of Treasury Stock and Parent-Owned Stock. Each share of Company Common Stock that is owned by the Company as treasury stock, or by Parent or Sub, immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor.

                  (c) Conversion of Company Common Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 2.01(b) and the Appraisal Shares) shall be converted into the right to receive $60.00 in cash, without interest (the "Merger Consideration"). At the Effective Time all such shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate that immediately prior to the Effective Time represented any such shares (a "Certificate") shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration.

                  (d) Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, shares (the "Appraisal Shares") of Company Common Stock issued and outstanding immediately prior to the Effective Time that are held by any holder who is entitled to demand and properly demands appraisal of such shares pursuant to, and who complies in all respects with, the provisions of Section 262 of the DGCL ("Section 262") shall not be converted into the right to receive the Merger Consideration as provided in Section 2.01(c), but instead such holder shall be entitled to payment of the fair value of such shares in accordance with the provisions of Section
262. At the Effective Time, all Appraisal Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of Appraisal Shares shall cease to have any rights with respect thereto, except the right to receive the fair value of such shares in accordance with the provisions of Section 262. Notwithstanding the foregoing, if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262 or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262, then the right of such holder to be paid the fair value of such holder's Appraisal Shares under Section 262 shall cease and such Appraisal Shares shall be deemed to have been converted at the Effective Time into, and shall have become, the right to receive the Merger Consideration as provided in Section 2.01(c). The Company shall serve prompt notice to Parent of any demands for appraisal of any shares of Company Common Stock, and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing.

            SECTION 2.02 Exchange of Certificates. (a) Paying Agent. Prior to the Effective Time Parent shall designate a bank or trust company reasonably acceptable to the Company to act as agent for the payment of the Merger Consideration upon surrender of Certificates (the "Paying Agent"), and, from time to time after the Effective Time, Parent shall provide, or cause the Surviving Corporation to provide, to the Paying Agent funds in amounts and at the times necessary for the payment of the Merger Consideration pursuant to Section 2.01(c) upon surrender of Certificates, it being understood that any and all interest or income earned on funds made available to the Paying Agent pursuant to this Agreement shall be turned over to Parent.

                  (b) Exchange Procedure. As soon as reasonably practicable after the Effective Time, the Paying Agent shall mail to each holder of record of a Certificate (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates held by such person shall pass, only upon proper delivery of the Certificates to the Paying Agent and shall be in customary form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancelation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the amount of cash into which the shares formerly represented by such Certificate shall have been converted pursuant to Section 2.01(c) into the right to receive, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock that is not registered in the stock transfer books of the Company, the proper amount of cash may be paid in exchange therefor to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such tax has been paid or is not applicable. No interest shall be paid or shall accrue on the cash payable upon surrender of any Certificate.

                  (c) No Further Ownership Rights in Company Common Stock. All cash paid upon the surrender of a Certificate in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Certificate. At the close of business on the day on which the Effective Time occurs the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Paying Agent for transfer or any other reason, they shall be canceled and exchanged as provided in this
Article II.

            (d) No Liability. None of Parent, Sub, the Company or the Paying Agent shall be liable to any person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any certificates shall not have been surrendered prior to two years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration would otherwise escheat to or became the property of any Governmental Entity (as defined in Section 3.01(d)), any such Merger Consideration in respect thereof shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

                  (e) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall pay in respect of such lost, stolen or destroyed Certificate the Merger Consideration.

                  (f) Withholding Rights. Parent, the Surviving Corporation or the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as Parent, the Surviving Corporation or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign tax law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority by Parent, the Surviving Corporation or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by Parent, the Surviving Corporation or the Paying Agent.


                             ARTICLE III

                   Representations and Warranties

            SECTION 3.01 Representations and Warranties of the Company. Except as set forth on the disclosure schedule, with specific reference to the Section or Subsection of this Agreement to which the information stated in such disclosure relates (the "Company Disclosure Schedule") (provided that any subsection under Section 3.01 of the Company Disclosure Schedule or any subsections thereof shall each be deemed to include (i) all disclosures set forth in other sections and subsections of the Company Disclosure Schedule (including Sections 4.01(a) and 4.01(b)) and (ii) all disclosures set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (the "Company's 1999 10-K"), US Airways, Inc.'s (the "Principal Operating Sub") Annual Report on Form 10-K for the fiscal year ended December 31, 1999, or any other report or other document filed by the Company or the Principal Operating Sub with the Securities and Exchange Commission (the "SEC") and publicly available subsequent to December 31, 1999, and prior to the date of this Agreement, including the financial statements (and notes thereto) filed therewith (collectively, the "Filed SEC Documents"), in each of clauses (i) and (ii) as and to the extent the context of such disclosures makes it reasonably clear, if read in the context of such other section or subsection, that such disclosures are applicable to such other sections or subsections), the Company represents and warrants to Parent and Sub as follows:

                  (a) Organization, Standing and Power. Each of the Company and its subsidiaries (as defined in Section 8.03) (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite corporate, company or partnership power and authority to carry on its business as now being conducted and
(iii) is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than (except in the case of clause (i) above with respect to the Company) where the failure to be so organized, existing, qualified or licensed or in good standing individually or in the aggregate would not be expected to result in (taking into account the likelihood of such result occurring and the expected magnitude of such event if it were to occur) a material adverse effect (as defined in Section 8.03). The Company has delivered to Parent true and complete copies of its Restated Certificate of Incorporation and By-laws and the certificate of incorporation and by-laws (or similar organizational documents) of each of its subsidiaries, in each case as amended to the date of this Agreement. Except as identified in writing by the Company to Parent prior to the date of this Agreement, the Company has made available to Parent and its representatives true and complete copies of the minutes of all meetings of the stockholders, the Board of Directors of the Company and each committee of the Board of Directors of the Company and each of its subsidiaries held since January 1, 1997, that have been requested by Parent.

                  (b) Subsidiaries. All the outstanding shares of capital stock or other equity or voting interests of each such subsidiary are owned by the Company, by another wholly owned subsidiary of the Company or by the Company and another wholly owned subsidiary of the Company, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"), and are duly authorized, validly issued, fully paid and nonassessable. Except for the capital stock of, or other equity or voting interests in, its subsidiaries, the Company does not own, directly or indirectly, any capital stock of, or other equity or voting interests in, any corporation, partnership, joint venture, association or other entity.

            (c) Capital Structure. (i) The authorized capital stock of the Company consists of 150,000,000 shares of Company Common Stock, 3,000,000 shares of senior preferred stock, without nominal or par value (the "Company Senior Preferred Stock"), and 5,000,000 shares of preferred stock, without nominal or par value (the "Company Preferred Stock"). As of the close of business on May 19, 2000, (A) 67,029,029 shares of Company Common Stock (excluding shares held by the Company as treasury shares) were issued and outstanding, (B) 34,142,767 shares of Company Common Stock were held by the Company as treasury shares, (C) 20,486,116 shares of Company Common Stock were reserved for issuance pursuant to the Nonemployee Directors Stock Purchase Plan, the 1984 Stock Option and Stock Appreciation Rights Plan, the 1992 Stock Option Plan, the Nonemployee Director Deferred Stock Unit Plan, the Nonemployee Director Stock Incentive Plan, the 1996 Stock Incentive Plan, the 1997 Stock Incentive Plan and the 1998 Pilot Stock Option Plan (such plans, collectively, the "Company Stock Plans"), of which 11,495,500 shares were subject to outstanding Company Stock Options (as defined below), (D) no shares of Company Senior Preferred Stock were issued and outstanding or were held by the Company as treasury shares and (E) no shares of Company Preferred Stock were issued and outstanding or were held by the Company as treasury shares. There are no outstanding stock appreciation rights or other rights that are linked to the price of Company Common Stock granted under any Company Stock Plan that were not granted in tandem with a related Company Stock Option. No shares of Company Common Stock are owned by any subsidiary of the Company. The Company has delivered to Parent a true and complete list, as of the close of business on May 19, 2000, of all outstanding stock options to purchase Company Common Stock granted under the Company Stock Plans (collectively, the "Company Stock Options") and all other rights to purchase or receive Company Common Stock (collectively, the "Company Stock Issuance Rights") granted under the Company Stock Plans, the number of shares subject to each such Company Stock Option or Company Stock Issuance Right, the grant dates and exercise prices of each such Company Stock Option or, as applicable, Company Stock Issuance Right and the names of the holder thereof. Except as set forth above, as of the close of business on May 19, 2000, no shares of capital stock of, or other equity or voting interests in, the Company, or, to the extent issued or granted by the Company, options, warrants or other rights to acquire any such stock or securities were issued, reserved for issuance or outstanding. During the period from May 19, 2000 to the date of this Agreement, (x) there have been no issuances by the Company of shares of capital stock of, or other equity or voting interests in, the Company other than issuances of shares of Company Common Stock pursuant to the exercise of Company Stock Options outstanding on such date as required by their terms as in effect on the date of this Agreement and (y) there have been no issuances by the Company of options, warrants or other rights to acquire shares of capital stock or other equity or voting interests from the Company. All outstanding shares of capital stock of the Company are, and all shares that may be issued pursuant to the Company Stock Plans will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of the Company or any of its subsidiaries, and, except as set forth above, no securities or other instruments or obligations of the Company or any of its subsidiaries the value of which is in any way based upon or derived from any capital or voting stock of the Company, having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company or any of its subsidiaries may vote. Except as set forth above and except as specifically permitted under Section 4.01(a), there are no Contracts (as defined in Section 3.01(d)) of any kind to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound obligating the Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of, or other equity or voting interests in, or securities convertible into, or exchangeable or exercisable for, shares of capital stock of, or other equity or voting interests in, the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right or Contract. There are not any outstanding contractual obligations of the Company or any of its subsidiaries to (I) repurchase, redeem or otherwise acquire any shares of capital stock of, or other equity or voting interests in, the Company or any of its subsidiaries or (II) vote or dispose of any shares of the capital stock of, or other equity or voting interests in, any of its subsidiaries. To the knowledge of the Company as of the date of this Agreement, there are no irrevocable proxies and no voting agreements to which the Company is a party with respect to any shares of the capital stock or other voting securities of the Company or any of its subsidiaries.

                       (ii) As of the date of the Agreement, the number of outstanding shares of Company Common Stock held by the trustee (the "Trustee") under the Company's Employee Stock Ownership Plan (the "ESOP") is 2,081,873, of which 900,156 shares are allocated to participants and beneficiaries under the ESOP and 1,181,717 shares are unallocated. As of the date of this Agreement, the outstanding and unpaid principal amount of the note evidencing the agreement to repay the loan (the "ESOP Loan") from the Company to the Trustee, dated August 11, 1989, the proceeds of which were used by the Trustee on behalf of the ESOP to purchase from the Company on such date 2,200,000 shares of Company Common Stock, is $72,241,786. The unallocated shares of Company Common Stock held in the ESOP's suspense account have been pledged as collateral for the ESOP Loan.

             (d) Authority; Noncontravention. The Company has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to approve this Agreement or to consummate the transactions contemplated hereby, subject, in the case of the consummation of the Merger, to obtaining the Stockholder Approval (as defined in Section 3.01(t)). This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Board of Directors of the Company, at a meeting duly called and held at which all directors of the Company were present, duly and unanimously adopted resolutions (i) approving and declaring advisable the Merger, this Agreement and the transactions contemplated hereby, (ii) declaring that it is in the best interests of the Company's stockholders that the Company enter into this Agreement and consummate the Merger on the terms and subject to the conditions set forth in this Agreement, (iii) declaring that the consideration to be paid to the Company's stockholders in the Merger is fair to such stockholders, (iv) directing that this Agreement be submitted to a vote at a meeting of the Company's stockholders and (v) recommending that the Company's stockholders adopt this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and compliance with the provisions hereof do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien in or upon any of the properties or assets of the Company or any of its subsidiaries under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of (i) the Restated Certificate of Incorporation or By-laws of the Company or the certificate of incorporation or by-laws (or similar organizational documents) of any of its subsidiaries, (ii) any loan or credit agreement, bond, debenture, note, mortgage, indenture, guarantee, lease or other contract, commitment, agreement, instrument, arrangement, understanding, obligation, undertaking, permit, concession, franchise or license, whether oral or written (each, including all amendments thereto, a "Contract"), to which the Company or any of its subsidiaries is a party or any of their respective properties or assets is subject or (iii) subject to the governmental filings and other matters referred to in the following sentence, any (A) statute, law, ordinance, rule or regulation or (B) judgment, order or decree, in each case applicable to the Company or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, breaches, defaults, rights, losses, Liens or entitlements that individually or in the aggregate would not be expected to result in (taking into account the likelihood of such result occurring and the expected magnitude of such event if it were to occur) a material adverse effect. No consent, approval, order or authorization of, or registration, declaration or filing with, any domestic or foreign (whether national, federal, state, provincial, local or otherwise) government or any court, administrative agency or commission or other governmental or regulatory authority or agency, domestic, foreign or supranational (a "Governmental Entity"), is required by or with respect to the Company or any of its subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby or compliance with the provisions hereof, except for (1) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") or any other applicable competition, merger control, antitrust or similar law or regulation, (2) any consent, approval, order, authorization, registration, declaration or filing required to be received from or made with any foreign regulatory authorities, (3) any filings required under Title 49 of the United States Code and the rules and regulations of the Federal Aviation Administration (the "FAA"), (4) any filings required under the rules and regulations of the Department of Transportation (the "DOT"), (5) the filing with the SEC of a proxy statement relating to the adoption by the Company's stockholders of this Agreement (as amended or supplemented from time to time, the "Proxy Statement") and such reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement, the Merger and the other transactions contemplated hereby, (6) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company or any of its subsidiaries is qualified to do business, (7) any filings required under the rules and regulations of the New York Stock Exchange ("NYSE"), (8) any consent, approval, order, authorization, registration, declaration or filing required to be received from or made with any Governmental Entity that generally regulates aspects of airline operations, including, but not limited to, noise, environmental, aircraft communications, agricultural, export/import and customs and (9) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made individually or in the aggregate would not be expected to result in (taking into account the likelihood of such result occurring and the expected magnitude of such event if it were to occur) a material adverse effect.

                  (e) SEC Documents. Each of the Company and the Principal Operating Sub has filed with the SEC, and has heretofore made available to Parent true and complete copies of, all forms, reports, schedules, statements and other documents required to be filed with the SEC by it since January 1, 1997 (together with all information incorporated therein by reference, the "SEC Documents"). No subsidiary of the Company, other than the Principal Operating Sub, is required to file any form, report, schedule, statement or other document with the SEC. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act of 1933 (the "Securities Act") or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents at the time they were filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements (including the related notes) included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto in effect at the time of filing, have been prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects
(x) in the case of the SEC Documents filed by the Company, the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended, and (y) in the case of the SEC Documents filed by the Principal Operating Sub, the consolidated financial position of the Principal Operating Sub and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments). Except for contingent liabilities referenced or reflected (without regard to potential amount) in the Filed SEC Documents, as of December 31, 1999, the Company and its subsidiaries had no contingent liabilities, other than contingent liabilities that individually would not be expected to result in (taking into account the likelihood of such result occurring and the expected magnitude of such event if it were to occur) a material adverse effect.

                  (f) Absence of Certain Changes or Events. Since December 31, 1999, the Company and its subsidiaries have conducted their respective businesses only in the ordinary course consistent with past practice, and there has not been (i) any state of facts, change, development, effect, condition or occurrence that individually or in the aggregate constitutes, has had, or would be expected to result in (taking into account the likelihood of such result occurring and the expected magnitude of such event if it were to occur) a material adverse effect, (ii) prior to the date of this Agreement, any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of the Company's or any of its subsidiaries' capital stock, except for dividends by a wholly owned subsidiary of the Company to its parent, (iii) prior to the date of this Agreement, any purchase, redemption or other acquisition of any shares of capital stock or any other securities of the Company or any of its subsidiaries or any options, warrants, calls or rights to acquire such shares or other securities, (iv) prior to the date of this Agreement, any split, combination or reclassification of any of the Company's or any of its subsidiaries' capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock or other securities of the Company or any of its subsidiaries, (v) (x) any granting by the Company or any of its subsidiaries to any current or former director, officer, employee or consultant of any increase in compensation, bonus or other benefits or any such granting of any type of compensation or benefits to any current or former director, officer, employee or consultant not previously receiving or entitled to receive such type of compensation or benefit, except for (A) increases of cash compensation and other immaterial changes in benefits (except for changes in benefits provided to officers other than as the result of immaterial changes made to Company Benefit Plans that are generally applicable to the employees of the Company or any of its subsidiaries, which changes are not specifically directed at or do not disproportionately affect such officers) in each case (1) in the ordinary course of business consistent with past practice or (2) required under any agreement or benefit plan in effect as of December 31, 1999, or
(B) those actions taken by the Company to retain or attract employees in key positions as and to the extent consistent with the Employee Retention/Attraction Plan set forth as Exhibit N to the Company Disclosure Schedule (the "Retention Plan"), (y) any granting to any current or former director, officer, employee or consultant of the right to receive any severance or termination pay, or increases therein, other than (A) termination arrangements for employees (other than officers) entered into in the ordinary course of business consistent with past practice and (B) those actions taken by the Company to retain or attract employees in key positions as and to the extent consistent with the Retention Plan or (z) any entry by the Company or any of its subsidiaries into, or any amendment of, any Company Benefit Agreement(as defined in Section 3.01(j)), (vi) any payment of any benefit or the grant or amendment of any award (including in respect of stock options, stock appreciation rights, performance units, restricted stock or other stock-based or stock-related awards or the removal or modification of any restrictions in any Company Benefit Agreement or Company Benefit Plan or awards made thereunder) except as required to comply with any applicable law or any Company Benefit Agreement or Company Benefit Plan existing on such date and except for those actions taken by the Company to retain or attract employees in key positions as and to the extent consistent with the Retention Plan, (vii) any damage or destruction, whether or not covered by insurance, that individually or in the aggregate would be expected to result in (taking into account the likelihood of such result occurring and the expected magnitude of such event if it were to occur) a material adverse effect, (viii) any material change in financial accounting methods, principles or practices by the Company or any of its subsidiaries, except insofar as may have been required by a change in GAAP or SEC accounting regulations or guidelines or applicable law, (ix) on or prior to the date of this Agreement, any material election with respect to taxes by the Company or any of its subsidiaries or any settlement or compromise of any material tax liability or refund of the Company or any of its subsidiaries, (x) on or prior to the date of this Agreement, any material change in tax accounting methods, principles or practices by the Company or any of its subsidiaries, except insofar as may have been required by a change in GAAP or SEC accounting regulations or guidelines or applicable law or (xi) any revaluation by the Company or any of its subsidiaries of any of the material assets of the Company or any of its subsidiaries.

                  (g) Litigation. There is no suit, claim, action, investigation or proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries or any of their respective assets that individually or in the aggregate would be expected to result in (taking into account the likelihood of such result occurring and the expected magnitude of such event if it were to occur) a material adverse effect, nor is there any statute, law, ordinance, rule, regulation, judgment, order or decree, of any Governmental Entity or arbitrator outstanding against, or, to the knowledge of the Company, investigation, proceeding, notice of violation, order of forfeiture or complaint by any Governmental Entity involving, the Company or any of its subsidiaries that individually or in the aggregate would be expected to result in (taking into account the likelihood of such result occurring and the expected magnitude of such event if it were to occur) a material adverse effect.

                  (h) Contracts. Except for Contracts filed as exhibits to the Filed SEC Documents, as of the date hereof there are no Contracts that are required to be filed as an exhibit to any Filed SEC Document under the Exchange Act and the rules and regulations promulgated thereunder. Except for Contracts filed in unredacted form as exhibits to the Filed SEC Documents, Section 3.01(h) of the Company Disclosure Schedule sets forth a true and complete list of:

                       (i) all Contracts to which the Company or any of its subsidiaries is a party, or that purports to be binding upon the Company, any of its subsidiaries or any of its affiliates, that contain a covenant (a "Restrictive Covenant") materially restricting the ability of the Company or any of its subsidiaries (or which, following the consummation of the Merger, could materially restrict the ability of Parent or any of its subsidiaries, including the Company and its subsidiaries) to compete in any business that is material to the Company and its subsidiaries, taken as a whole, or Parent and its subsidiaries, taken as a whole, or with any person or in any geographic area, except for any such Contract (x) that would not be expected to result in the Company incurring costs or receiving revenues in excess of $5,000,000 per year, (y) that may be canceled without penalty by the Company or any of its subsidiaries upon notice of 60 days or less or (z) the terms and scope (including with respect to any Restrictive Covenants) are customary in the airline industry for Contracts of that type;

                       (ii) all material joint venture, partnership, business alliance (excluding information technology contracts), code sharing and frequent flyer agreements (including all material amendments to each of the foregoing agreements);

                       (iii) all maintenance agreements for repair and overhaul that would be expected to result in the Company incurring costs in excess of $10,000,000 per year (including all material amendments to each of the foregoing agreements); and

                       (iv) as of the date hereof, all loan agreements, credit agreements, notes, debentures, bonds, mortgages, indentures and other Contracts pursuant to which any indebtedness (which term shall include capital leases and operating leases) of the Company or any of its subsidiaries is outstanding or may be incurred and all guarantees of or by the Company or any of its subsidiaries of any indebtedness of any other person (except for such indebtedness or guarantees of indebtedness the aggregate principal amount of which does not exceed $10,000,000), including the respective aggregate principal amounts outstanding as of the date of this Agreement. The Company has previously disclosed to Parent in writing, based upon the assumptions in such writing, the aggregate amount of indebtedness (which shall be deemed solely for purposes of this sentence to consist of capital leases, aircraft operating leases and indebtedness for borrowed money) of the Company and its subsidiaries (including all guarantees of indebtedness to third parties) as of the date of this Agreement.

None of the Company or any of its subsidiaries is in violation of or default (with or without notice or lapse of time or both) under, or has waived or failed to enforce any rights or benefits under, any Contract to which it is a party or by which it or any of its properties or assets is bound, and, to the knowledge of the Company or such subsidiary, no other party to any of its Contracts is in violation or default (with or without notice or lapse of time or both) under, or has waived or failed to enforce any rights or benefits under, and there has occurred no event giving to others any right of termination, amendment or cancelation of, with or without notice or lapse of time or both, any such Contract except, in each case, for violations, defaults, waivers or failures to enforce benefits that individually or in the aggregate would not be expected to result in (taking into account the likelihood of such result occurring and the expected magnitude of such event if it were to occur) a material adverse effect. Except as identified in writing by the Company to Parent prior to the date of this Agreement, the Company has delivered or made available to Parent or its representatives true and complete copies of all Contracts listed on Section 3.01(h) of the Company Disclosure Schedule.

                  (i) Compliance with Laws. Except with respect to Environmental Laws (as defined in Section 3.01(l)(vi)) and taxes, which are the subject of Sections 3.01(l) and 3.01(n), respectively, and except as otherwise set forth in any documents filed by the Company or the Principal Operating Sub with the SEC and publicly available prior to December 31, 1999, the Company and its subsidiaries and their relevant personnel and operations are, and since January 1, 1997 have been, in compliance with all statutes, laws, ordinances, rules, regulations, judgments, orders and decrees of any Governmental Entity applicable to their businesses or operations, including all applicable operating certificates, Airworthiness Directives ("ADs"), Federal Aviation Regulations ("FARs"), DOT regulations, common carrier obligations and other applicable licensing agreements, except for any such noncompliance which would not individually or in the aggregate be expected to result in (taking into account the likelihood of such result occurring and the expected magnitude of such event if it were to occur) a material adverse effect. Except as otherwise set forth in any documents filed by the Company or the Principal Operating Sub with the SEC and publicly available prior to December 31, 1999, none of the Company or any of its subsidiaries has received, since January 1, 1997, a notice or other written communication alleging or identifying a possible material violation of any statute, law, ordinance, rule, regulation, judgment, order or decree of any Governmental Entity applicable to its businesses or operations. Except as otherwise set forth in any documents filed by the Company or the Principal Operating Sub with the SEC and publicly available prior to December 31, 1999, the Company and its subsidiaries have in effect all permits, licenses, variances, exemptions, authorizations, operating certificates, Slots (as defined in Section 3.01(p)), air service designations, franchises, orders and approvals of all Governmental Entities, including the FAA and the DOT (collectively, "Permits"), necessary or reasonably advisable for them to own, lease or operate their properties and assets and to carry on their businesses as now conducted, and there has occurred no violation of, default (with or without notice or lapse of time or both) under, or event giving to others any right of termination, amendment or cancelation of, with or without notice or lapse of time or both, any such Permit, except where the failure to have in effect such Permits or such violation, default or event would not individually or in the aggregate be expected to result in (taking into account the likelihood of such result occurring and the expected magnitude of such event if it were to occur) a material adverse effect. The Company does not believe that the Merger, in and of itself, would be expected to cause (taking into account the likelihood of such result occurring) the revocation or cancelation of any such Permit.

                  (j) Absence of Changes in Company Benefit Plans; Employment Agreements. Since December 31, 1999, none of the Company or any of its subsidiaries has (i) terminated, adopted, amended or agreed to amend in any material respect any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock appreciation, restricted stock, stock option, phantom stock, performance, retirement, thrift, savings, stock bonus, cafeteria, paid time-off, perquisite, fringe benefit, vacation, severance, disability, death benefit, hospitalization, medical, welfare benefit or other plan, program, policy, arrangement or understanding (whether or not legally binding) providing benefits to any of the current or former directors, officers, employees or consultants of the Company or any of its subsidiaries (collectively, "Company Benefit Plans") (other than any such actions taken with respect to Non-Significant Benefit Plans (as defined below) in the ordinary course of business), (ii) made any material change in any actuarial or other assumption used to calculate funding obligations with respect to any Company Pension Plan (as defined in Section 3.01(m)) or
(iii) made any material change in the manner in which contributions to any Company Pension Plan are made or the basis on which such contributions are determined. There exist no employment, consulting, deferred compensation, severance, termination or indemnification agreements or arrangements between the Company or any of its subsidiaries, on the one hand, and any current or former director, officer, employee or consultant of the Company or any of its subsidiaries, on the other hand (collectively, "Company Benefit Agreements") (other than Non-Significant Benefit Agreements (as defined below)), and no Company Benefit Agreement (other than Non-Significant Benefit Agreements) or Company Benefit Plan (other than Non-Significant Benefit Plans) provides benefits that are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company or its subsidiaries of the nature contemplated by this Agreement. "Non-Significant Benefit Plans" means all immaterial Company Benefit Plans which do not provide benefits to any officers or directors of the Company or the Principal Operating Sub. "Non-Significant Benefit Agreements" means all immaterial Company Benefit Agreements which are not between the Company or the Principal Operating Sub, on the one hand, and any current officer or director of the Company or the Principal Operating Sub, on the other hand.

                  (k) Labor and Employment Matters. As of the date hereof,
Section 3.01(k) of the Company Disclosure Schedule sets forth a true and complete list of all collective bargaining or other labor union contracts (including all amendments thereto) applicable to any employees of the Company or any of its subsidiaries. There is no labor dispute, strike, work stoppage or lockout, or, to the knowledge of the Company, threat thereof, by or with respect to any employee of the Company or any of its subsidiaries, except where such dispute, strike, work stoppage or lockout individually or in the aggregate would not be expected to result in (taking into account the likelihood of such result occurring and the expected magnitude of such event if it were to occur) a material adverse effect. None of the Company or any of its subsidiaries has breached or otherwise failed to comply with any provision of any collective bargaining or other labor union contract applicable to any employees of the Company or any of its subsidiaries and there are no grievances or complaints outstanding or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries under any such Contract except for any breaches, failures to comply, grievances or complaints that individually or in the aggregate would not be expected to result in (taking into account the likelihood of such result occurring and the expected magnitude of such event if it were to occur) a material adverse effect. The Company has made available to Parent and its representatives true and complete copies of all Contracts listed on Section 3.01(k) of the Company Disclosure Schedule.

                  (l) Environmental Matters. (i) Permits and Authorizations. Each of the Company and its subsidiaries possesses all material Environmental Permits (as defined below) necessary to conduct its businesses and operations as currently conducted.

                       (ii) Compliance. Each of the Company and its subsidiaries is in compliance in all material respects with all applicable Environmental Laws (as defined below) and all Environmental Permits, and none of the Company or its subsidiaries has received any (A) communication from any Governmental Entity or other person that alleges that the Company or any of its subsidiaries has violated or is liable under any Environmental Law other than communications with respect to violations or liabilities that would not be expected to result in (taking into account the likelihood of such result occurring and the expected magnitude of such event if it were to occur) a material adverse effect or (B) written request for material information pursuant to Section 104(e) of the U.S. Comprehensive Environmental Response, Compensation and Liability Act or similar state statute concerning the disposal of Hazardous Materials (as defined below).

                       (iii) Environmental Claims. There are no Environmental Claims (as defined below) (A) pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries or
      (B) to the knowledge of the Company, pending or threatened against any person whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed, either contractually or by operation of law, in each case other than Environmental Claims that would not be expected to result in (taking into account the likelihood of such result occurring and the expected magnitude of such event if it were to occur) a material adverse effect. None of the Company or its subsidiaries has contractually retained or assumed any liabilities or obligations that would be expected to provide the basis for any Environmental Claim that would be expected to result in (taking into account the likelihood of such result occurring and the expected magnitude of such event if it were to occur) a material adverse effect.

                       (iv) Stage III Requirements. (A) None of the Company or any of its subsidiaries will be required to make material expenditures to comply with the Stage III noise reduction requirements promulgated by the FAA (the "Stage III Requirements") or other applicable noise reduction requirements and (B) the retirement or other discontinuation of use by the Company or any of its subsidiaries of any aircraft that will not be in compliance with the Stage III Requirements or other applicable noise reduction requirements would not individually or in the aggregate be expected to result in (taking into account the likelihood of such result occurring and the expected magnitude of such event if it were to occur) a material adverse effect.

                       (v) Releases. To the knowledge of the Company, there have been no Releases (as defined in Section 3.01(l)(vi)(D)) of any Hazardous Materials that could reasonably be expected to form the basis of any material Environmental Claim.

                       (vi) Definitions. (A) "Environmental Claims" means any and all administrative, regulatory or judicial actions, orders, decrees, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation by any Governmental Entity or other person alleging potential responsibility or liability (including potential responsibility or liability for costs of enforcement, investigation, cleanup, governmental response, removal or remediation, for natural resources damages, property damage, personal injuries or penalties or for contribution, indemnification, cost recovery, compensation or injunctive relief) arising out of, based on or related to (x) the presence, Release or threatened Release of, or exposure to, any Hazardous Materials at any location, whether or not owned, operated, leased or managed by the Company or any of its subsidiaries, or (y) circumstances forming the basis of any violation or alleged violation of any Environmental Law or Environmental Permit.

                       (B) "Environmental Laws" means all domestic or
                  foreign (whether national, federal, state, provincial or otherwise) laws, rules, regulations, orders, decrees, common law, judgments or binding agreements issued, promulgated or entered into by or with any Governmental Entity relating to pollution or protection of the environment (including ambient air, surface water, groundwater, soils or subsurface strata) or protection of human health as it relates to the environment, including laws and regulations relating to Releases or threatened Releases of Hazardous Materials or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, transport, handling of or exposure to Hazardous Materials.

                       (C) "Environmental Permits" means all permits,
                  licenses, registrations and other authorizations required under applicable Environmental Laws.

                       (D) "Hazardous Materials" means all hazardous,
                  toxic, explosive or radioactive substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing material, polychlorinated biphenyls ("PCBs") or PCB-containing materials or equipment, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

                       (E) "Release" means any release, spill, emission,
                  leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.

                  (m) ERISA Compliance. (i) Section 3.01(m)(i) of the Company Disclosure Schedule contains a true and complete list, as of the date hereof, of all "employee welfare benefit plans" (as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), "employee pension benefit plans" (as defined in Section 3(2) of ERISA) ("Company Pension Plans") and all other Company Benefit Plans maintained or contributed to by the Company or any of its subsidiaries or any person or entity that, together with the Company or any of its subsidiaries, is treated as a single employer (a "Commonly Controlled Entity") under Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the "Code"), for the benefit of any current or former directors, officers, employees or consultants of the Company or any of its subsidiaries, other than, in each case, any Non-Significant Benefit Plans. The Company has provided or made available to Parent, to the extent requested by Parent, true and complete copies of (1) each Company Benefit Plan (or, in the case of any unwritten Company Benefit Plans, descriptions thereof), (2) the most recent annual report on Form 5500 required to be filed with the Internal Revenue Service (the "IRS") with respect to each Company Benefit Plan (if any such report was required), (3) the most recent summary plan description for each Company Benefit Plan for which such summary plan description is required and (4) each trust agreement and group annuity contract relating to any Company Benefit Plan, other than, in each case, any Non-Significant Benefit Plans. Each Company Benefit Plan has been administered in accordance with its terms, except where the failure so to be administered individually or in the aggregate would not be expected to result in (taking into account the likelihood of such result occurring and the expected magnitude of such event if it were to occur) a material adverse effect. The Company and its subsidiaries and all the Company
Benefit Plans are in compliance with all applicable provisions of ERISA and the Code, except for instances of possible noncompliance that individually or in the aggregate would not be expected to result in (taking into account the likelihood of such result occurring and the expected magnitude of such event if it were to occur) a material adverse effect.

                       (ii) Neither the Company nor any Commonly Controlled Entity has maintained, contributed to or been obligated to contribute to any Company Benefit Plan that is subject to Title IV of ERISA with respect to which the Company or any Commonly Controlled Entity has liabilities or obligations (whether accrued, absolute, contingent or otherwise).

                       (iii) With respect to any Company Benefit Plan (other than any Non-Significant Benefit Plan) that is an employee welfare benefit plan, there are no understandings, agreements or undertakings, written or oral, that would prevent any such plan (including any such plan covering retirees or other former employees) from being amended or terminated without material liability to the Company or any of its subsidiaries on or at any time after the Effective Time.

                       (iv) No current or former director, officer employee or consultant of the Company or any of its subsidiaries are party to any agreement or arrangement with the Company or any of its subsidiaries, nor are there any corporate policies in place, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of the nature contemplated by this Agreement. Prior to the date of this Agreement, the Company has delivered to Parent a report that sets forth the Company's good faith estimate, as of the date of such report, of (x) the amount to be paid (subject to the exceptions described in such report and based upon the assumptions described in such report) to the current officers of the Company and the Principal Operating Sub and the president of each of the Company's three commuter subsidiaries under all Company Benefit Agreements and Company Benefit Plans (or the amount by which any of their benefits may be accelerated or increased) as a result of (i) the execution of this Agreement, (ii) the obtaining of the Stockholder Approval, (iii) the consummation of the Merger or the other transaction contemplated by this Agreement or (iv) the termination or constructive termination of the employment of such officers following one of the events set forth in clauses (i) through (iii) above and (y) the ramifications of such payments Sections 280G and 4999 of the Code.

                       (v) The deduction of any amount payable pursuant to the terms of the Company Benefit Plans or any other employment contracts or arrangements will not be subject to disallowance under
      Section 162(m) of the Code.

                       (vi) The Company has no liability or obligations, including under or on account of a Company Benefit Plan or Company Benefit Agreement, arising out of the Company's hiring of persons to provide services to the Company and treating such persons as consultants or independent contractors and not as employees of the Company, except where such liability or obligation would not be expected to result in (taking into account the likelihood of such result occurring and the expected magnitude of such event if it were to occur) a material adverse effect.

                  (n) Taxes. (i) Each of the Company and its subsidiaries has filed all tax returns required to be filed by it or requests for extensions to file such returns have been timely filed, granted and have not expired, and all such returns are true and complete, except for such failures to file or to have extensions granted that remain and such inaccuracies that individually or in the aggregate would not be expected to result in (taking into account the likelihood of such result occurring and the expected magnitude of such event if it were to occur) a material adverse effect. Each of the Company and its subsidiaries has paid (or the Company has paid on its behalf) all taxes shown as due on such returns and all material taxes otherwise due (including withholding taxes pursuant to Sections 1441, 1442, 3121 and 3402 of the Code or similar provisions under any foreign federal laws or any state or local laws, domestic or foreign), except for such failures to pay that individually or in the aggregate would not be expected to result in (taking into account the likelihood of such result occurring and the expected magnitude of such event if it were to occur) a material adverse effect, and the most recent financial statements contained in the Filed SEC Documents adequately provide for all taxes payable by the Company and its subsidiaries (in addition to any reserve for deferred taxes established to reflect timing differences between book and tax income) for all taxable periods and portions thereof accrued through the date of such financial statements, except where the failure to have such an adequate provision would not be expected to result in (taking into account the likelihood of such result occurring and the expected magnitude of such event if it were to occur) a material adverse effect.

                       (ii) No deficiencies for any taxes have been proposed, asserted or assessed against the Company or any of its subsidiaries that are not adequately reflected in the most recent financial statements contained in the Filed SEC Documents, except for deficiencies that individually or in the aggregate would not be expected to result in (taking into account the likelihood of such result occurring and the expected magnitude of such event if it were to occur) a material adverse effect, and no requests for waivers of the time to assess any such taxes have been granted or are pending. The United States Federal income tax returns of the Company and each of its subsidiaries consolidated in such returns have been either examined by and settled with the IRS or closed by virtue of the applicable statute of limitations. There is no audit, examination, deficiency or refund litigation pending with respect to taxes and during the past three years no taxing authority has given written notice of the intent to commence any such examination, audit or refund litigation and which such examination, audit or refund litigation has not yet ended. None of the assets or properties of the Company or any of its subsidiaries is subject to any material tax lien, other than any such liens for taxes which are not due and payable, which may thereafter be paid without penalty or the validity of which are being contested in good faith by appropriate proceedings and for which adequate provisions are being maintained in accordance with GAAP.

                       (iii) None of the Company or any of its subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock outside of the affiliated group of which the Company is the common parent qualifying or intended to qualify for tax-free treatment under Section 355(a) of the Code (A) in the two years prior to the date of this Agreement or
      (B) in a distribution that could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

                       (iv) As used in this Agreement, "taxes" shall include all (x) domestic and foreign (whether national, federal, state, provincial, local or otherwise) income, franchise, property, sales, excise, employment, payroll, social security, value-added, ad valorem, transfer, withholding and other taxes, including taxes based on or measured by gross receipts, profits, sales, use or occupation, tariffs, levies, impositions, assessments or governmental charges of any nature whatsoever, including any interest penalties or additions with respect thereto, (y) liability for the payment of any amounts of the type described in clause (x) as a result of being a member of an affiliated, consolidated, combined or unitary group, and (z) liability for the payment of any amounts as a result of being party to any tax sharing agreement or as a result of any express or implied obligation to indemnify any other person with respect to the payment of any amounts of the types described in clause (x) or (y).

                  (o) Aircraft. (i) Section 3.01(o)(i) of the Company Disclosure Schedule sets forth a true and complete list of all aircraft owned, leased or operated by the Company or any of its subsidiaries as of April 30, 2000. All aircraft owned, leased or operated by the Company or any of its subsidiaries (other than the Non-Operating Aircraft (as defined below) and the Excluded Leased Aircraft (as defined below)) are in airworthy condition and are being maintained according to applicable FAA regulatory standards and the FAA-approved maintenance program of the Company and its subsidiaries. The Company and its subsidiaries have implemented plans with respect to their respective aircraft (other than the Non-Operating Aircraft and Excluded Leased Aircraft) and engines that, if complied with, would result in the satisfaction of all requirements under all applicable ADs and FARs required to be complied with in accordance with the FAA-approved maintenance program of the Company and its subsidiaries, and the Company and its subsidiaries are in compliance with such plans in all material respects and currently have no reason to believe that they will not satisfy any component of such plan on or prior to the dates specified in such plan. No Non-Operating Aircraft is currently included in, or is currently contemplated by the Company to be included in, the active fleet of the Company or any of its subsidiaries. All lease agreements relating to the lease of an Excluded Leased Aircraft by the Company or any of its subsidiaries to a third party lessee contain a customary undertaking by the third party lessee with respect to maintaining such Excluded Leased Aircraft in accordance with FAA regulatory standards and requirements under applicable ADs and FARs. The term "Non-Operating Aircraft" means each aircraft of the Company or any of its subsidiaries identified on Section 3.01(o)(i) of the Company Disclosure Schedule as not being in operation. The term "Excluded Leased Aircraft" means each aircraft owned or leased by the Company that has been leased to a third party lessee and with respect to which neither the Company nor any of its subsidiaries has retained any maintenance obligations.

                       (ii) Except as identified in writing by the Company to Parent prior to the date of this Agreement, Section 3.01(o)(ii) of the Company Disclosure Schedule sets forth a true and complete list, as of the date hereof, containing all Contracts (other than existing aircraft leases) pursuant to which the Company or any of its subsidiaries may purchase or lease aircraft, including the manufacturer and model of all aircraft subject to each Contract, the nature of the purchase or lease obligation (i.e., firm commitment, subject to reconfirmation or option), the anticipated delivery date of each aircraft and the other material terms of each Contract. Except as identified in writing by the Company to Parent prior to the date of this Agreement, the Company has delivered or made available to Parent true and complete copies of all Contracts listed on Section 3.01(o)(ii) of the Company Disclosure Schedule, including all amendments thereto. The Company has also delivered to Parent a true and complete copy of the fleet plan for the Principal Operating Sub for the period ending December 31, 2004.

                  (p) Slots; Operating Rights. (i) Section 3.01(p)(i) of the Company Disclosure Schedule sets forth a true and complete list of all takeoff and landing slots and other similar takeoff and landing rights (collectively, the "Slots") used or held by the Company or any of its subsidiaries on the date of this Agreement at Slot-controlled airports, including a true and complete list of all Slot lease agreements. The Slots have been used 80% of each full and partial reporting period (as described in 14 CFR ss. 93.227(i)) since December 31, 1999, except to the extent less usage was permitted as provided under 14 CFR ss. 93.227. The Slots have not been designated for the provision of essential air service under the regulations of the FAA.

                       (ii) Section 3.01(p)(ii) of the Company Disclosure Schedule sets forth a true and complete list of all foreign operating rights and all foreign takeoff and landing authorizations and other similar takeoff and landing rights used by the Company or any of its subsidiaries on the date of this Agreement.

                  (q) Intellectual Property. (i) Each of the Company and its subsidiaries owns, or is validly licensed or otherwise has the right to use, all patents, patent rights, trademarks, trade secrets, trade names, service marks, copyrights and other proprietary intellectual property rights and computer programs (the "Intellectual Property Rights") used in its business, except for such Intellectual Property Rights the failure of which to own, license or otherwise have the right to use individually or in the aggregate would not be expected to result in (taking into account the likelihood of such result occurring and the expected magnitude of such event if it were to occur) a material adverse effect.

                       (ii) None of the Company or any of its subsidiaries has infringed upon, misappropriated or otherwise violated any Intellectual Property Rights or other proprietary information of any other person, except for any such infringement, misappropriation or other violation that individually or in the aggregate would not be expected to result in (taking into account the likelihood of such result occurring and the expected magnitude of such event if it were to occur) a material adverse effect. None of the Company or any of its subsidiaries has received any written charge, complaint, claim, demand or notice alleging any such infringement, misappropriation or other violation (including any claim that the Company or any of its subsidiaries must license or refrain from using any Intellectual Property Rights or other proprietary information of any other person) that has not been settled or otherwise fully resolved, except for any such infringement, misappropriation or other violation that individually or in the aggregate would not be expected to result in (taking into account the likelihood of such result occurring and the expected magnitude of such event if it were to occur) a material adverse effect. To the Company's knowledge, no other person has infringed upon, misappropriated or otherwise violated any Intellectual Property Rights of the Company or any of its subsidiaries, except for any such infringement, misappropriation or other violation that individually or in the aggregate would not be expected to result in (taking into account the likelihood of such result occurring and the expected magnitude of such event if it were to occur) a material adverse effect.

                  (r) Business Combination Charter Provision. The approval of this Agreement by the Board of Directors of the Company referred to in
Section 3.01(d) represents the only action necessary to ensure that ARTICLE SIXTH of the Restated Certificate of Incorporation of the Company does not and will not apply to the execution or delivery of this Agreement or the consummation of the Merger.

                  (s) State Takeover Statutes. The approval of the Merger by the Board of Directors of the Company referred to in Section 3.01(d) constitutes approval of the Merger for purposes of Section 203 of the DGCL and represents the only action necessary to ensure that Section 203 of the DGCL does not and will not apply to the execution or delivery of this Agreement or the consummation of the Merger and the other transactions contemplated hereby. No other state takeover or similar statute or regulation is applicable to this Agreement, the Merger or the other transactions contemplated hereby.

                  (t) Voting Requirements. The affirmative vote at the Stockholders Meeting (as defined in Section 5.01(b)) or any adjournment or postponement thereof of the holders of a majority of the outstanding shares of Company Common Stock in favor of adopting this Agreement (the "Stockholder Approval") is the only vote of the holders of any class or series of the Company's capital stock necessary to approve or adopt this Agreement or the Merger. The affirmative vote of the holders of the Company Common Stock is not necessary to approve any transaction contemplated by this Agreement (other than the consummation of the Merger).

                  (u) Brokers. No broker, investment banker, financial advisor or other person, other than Salomon Smith Barney Inc., the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has delivered to Parent true and complete copies of all agreements under which any such fees or expenses are payable and all indemnification and other agreements related to the engagement of the persons to whom such fees are payable.

                  (v) Opinion of Financial Advisor. The Company has received the written opinion of Salomon Smith Barney Inc., in customary form, to the effect that, as of the date of this Agreement, the consideration to be received in the Merger by the Company's stockholders is fair to the Company's stockholders from a financial point of view, a copy of which opinion has been delivered to Parent.

                  (w) Other Matters. The information (other than forecasts) furnished by the Company to Parent relating to the items (the "Specified Matters") identified in a letter specifically referencing this Section of the Agreement delivered by Parent to the Company on or prior to the date of this Agreement is accurate in all material respects and, taking into account the limited nature of the information disclosed, does not omit to state any fact necessary in order to make such information not misleading. There are no facts or terms with respect to the Specified Matters which have not been disclosed to Parent which would be expected to result in (taking into account the likelihood of such result occurring and the expected magnitude of such event if it were to occur) a material adverse effect. The forecasts dated April 25, 2000 delivered by or on behalf of the Company to Parent relating to the Specified Matters were prepared on the basis of assumptions the Company believes in good faith as of the date of this Agreement to be reasonable and the Company has no knowledge as of the date of this Agreement of any fact or information that would lead it to believe that such assumptions are incorrect or misleading in any material respect.

            SECTION 3.02 Representations and Warranties of Parent and Sub. Parent and Sub represent and warrant to the Company as follows:

                  (a) Organization. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has all requisite corporate power and authority to carry on its business as now being conducted.

                  (b) Authority; Noncontravention. Parent and Sub have the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Sub and the consummation by Parent and Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Sub and no other corporate proceedings on the part of Parent or Sub, including the approval of their respective stockholders, are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and Sub, as applicable, and constitutes a valid and binding obligation of Parent and Sub, as applicable, enforceable against Parent and Sub, as applicable, in accordance with its terms. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and compliance with the provisions of this Agreement do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of (i) the Restated Certificate of Incorporation or By-laws of Parent or the certificate of incorporation or by-laws (or similar organizational documents) of any of its subsidiaries (including Sub), (ii) any Contract applicable to Parent or Sub or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any (A) statute, law, ordinance, rule or regulation or (B) judgment, order or decree, in each case applicable to Parent or Sub or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate would not prevent or materially impede or delay (taking into account the likelihood of such result occurring and the expected magnitude of such event if it were to occur) the consummation of the Merger or the other transactions contemplated hereby. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent or Sub in connection with the execution and delivery of this Agreement by Parent and Sub or the consummation by Parent and Sub of the transactions contemplated hereby or the compliance with the provisions of this Agreement, except for (1) the filing of a premerger notification and report form under the HSR Act or any other applicable competition, merger control, antitrust or similar law or regulation, (2) any consent, approval, order, authorization, registration, declaration or filing required to be received from or made with any foreign regulatory authorities, (3) any filings required under the rules and regulations of the FAA, (4) any filings required under the rules and regulations of the DOT, (5) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (6) any consent, approval, order, authorization, registration, declaration or filing required to be received from or made with any Governmental Entity that generally regulates aspects of airline operations, including, but not limited to, noise, environmental, aircraft communications, agricultural, export/import and customs and (7) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made individually or in the aggregate would not impair in any material respect the ability of Parent or Sub to perform its obligations under this Agreement or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

                  (c) Interim Operations of Sub. Sub was formed solely for the purpose of engaging in the transactions contemplated hereby and has engaged in no business other than in connection with the transactions contemplated by this Agreement.

                  (d) Capital Resources. Parent has or, on or prior to the Closing Date, will have, sufficient cash to pay the Merger Consideration.

                  (e) No Capital Ownership. As of the date hereof, neither Parent nor Sub own any shares of capital stock of the Company for purposes of Section 203 of the DGCL.


                                 ARTICLE IV

                 Covenants Relating to Conduct of Business

            SECTION 4.01 Conduct of Business. (a) Conduct of Business by the Company. During the period from the date of this Agreement to the Effective Time, except as consented to in writing by Parent or as specifically contemplated by this Agreement (including the Company Disclosure Schedule), the Company shall, and shall cause its subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice and use their reasonable efforts to comply with all applicable laws, rules and regulations and, to the extent consistent therewith, use their reasonable efforts to preserve their assets and preserve their relationships with customers, suppliers, employees, licensors, licensees, distributors and others having business dealings with them. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, except as consented to in writing by Parent or as specifically contemplated by this Agreement (including the Company Disclosure Schedule), the Company shall not, and shall not permit any of its subsidiaries to:

                       (i) (x) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock, provided that Parent's consent shall not be required for dividends by a direct or indirect wholly owned subsidiary of the Company to its parent, (y) purchase, redeem or otherwise acquire any shares of its capital stock or any other securities of the Company or its subsidiaries or any options, warrants, calls or rights to acquire any such shares or other securities or (z) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or any of its other securities;

                       (ii) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other equity or voting interests or any securities convertible into, or exchangeable for, or any options, warrants, calls or rights to acquire, any such shares, voting securities or convertible securities or any stock appreciation rights or other rights that are linked to the price of Company Common Stock, provided that Parent's consent shall not be required for the issuance of shares of Company Common Stock upon the exercise of Company Stock Options in accordance with the terms of such options as in effect on the date of this Agreement;

                       (iii) amend its certificate of incorporation or by-laws (or similar organizational documents);

                       (iv) directly or indirectly acquire or agree to acquire (A) by merging or consolidating with, or by purchasing all or a substantial portion of the assets of, or by any other manner, any assets constituting a business or any corporation, partnership, joint venture or association or other entity or division thereof, or any direct or indirect interest in any of the foregoing, provided that the restrictions set forth in this Section 4.01(a)(iv)(A) shall not apply to the merger of any direct or indirect wholly owned subsidiary of the Company with or into the Company or any other direct or indirect wholly owned subsidiary of the Company, or (B) any asset, provided that the restrictions set forth in this Section 4.01(a)(iv)(B) shall not apply to the acquisition or the agreement to acquire (1) assets which are not aircraft or engines (w) acquired in the ordinary course of business consistent with past practice with an individual purchase price equal to or less than $1,000,000, (x) acquired in response to unanticipated operational, competitive or economic factors if (I) such action is consistent with past practice,
      (II) the Company determines, based upon its reasonable judgment, that such action is an appropriate response to such factor and (III) Parent determines, based upon its reasonable judgment, that such action would not have a significant and adverse effect on Parent and its subsidiaries (which, for purposes of this clause (III), shall include the Company and its subsidiaries), (y) acquired reasonably in response to a regulatory requirement or mandate or (z) acquired in accordance with Section 4.01(a)(vii) and (2) new or used aircraft and engines pursuant to the transactions set forth in Section 4.01(a)(iv) (the "Acquired Aircraft/Engines Schedule") of the Company Disclosure Schedule;

                       (v) directly or indirectly sell, lease, license, sell and leaseback (other than, with respect to assets other than aircraft and engines, a sale and leaseback transaction disclosed in the Company Capital Budget), mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets or any interest therein, provided that the restrictions set forth in this Section 4.01(a)(v) shall not apply to (A) sales of assets in the ordinary course of business consistent with past practice with individual sale prices equal to or less than $1,000,000 or (B) transactions contemplated by clause (vi)(x)(B) below;

                       (vi)(x) repurchase, prepay or incur any indebtedness or guarantee any indebtedness of another person or issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company or any of its subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, provided that the restrictions set forth in this Section 4.01(a)(vi)(x) shall not apply to (A) short-term borrowings incurred in the ordinary course of business consistent with past practice and (B) the incurrence of indebtedness to (I) finance the purchase or leasing of new aircraft and engines as set forth in the Acquired Aircraft/Engines Schedule,
      (II) refinance indebtedness that was incurred to finance the purchase or leasing of aircraft on terms no less favorable to the Company than the terms of the indebtedness to be refinanced or (III) purchase aircraft currently leased by a third party to the Company pursuant to the terms of the applicable lease agreement as in effect on the date of this Agreement, which financing, refinancing and purchases shall be effected either (1) in the ordinary course of business consistent with past practice or (2) as otherwise described in the Acquired Aircraft/Engines Schedule, or (y) make any loans, advances or capital contributions to, or investments in, any other person, provided that the restrictions set forth in this Section 4.01(a)(vi)(y) shall not apply to loans, advances or capital contributions to, or investments in, any other person (A) to the extent made in the ordinary course of business consistent with past practice and to the extent not otherwise prohibited by this Agreement, (B) to the extent made to, or in, the Company or any direct or indirect wholly owned subsidiary of the Company and (C) to the extent any such capital contributions are made to the Employee Stock Ownership Trust in an amount not to exceed the amount of principal and interest then due and owing under the ESOP Loan;

                       (vii) incur or commit to incur any capital expenditures, or any obligations or liabilities in connection therewith, (x) with respect to 2000, in any manner materially inconsistent with the Company's current capital budget for 2000, a true and complete copy of which has been provided to Parent prior to the date of this Agreement (the "Company Capital Budget"), and (y) with respect to 2001, (A) that in the aggregate exceed the aggregate amount of capital expenditures set forth in the Company Capital Budget or (B) that individually exceed $20,000,000, provided that the restrictions set forth in this Section 4.01(a)(vii) shall not apply to (1) cost variances experienced in the ordinary course of business consistent with past practice, (2) other expenditures made in response to unanticipated operational, competitive or economic factors if (I) such action is consistent with past practice, (II) the Company determines, based upon its reasonable judgment, that such action is an appropriate response to such factor and (III) Parent determines, based upon its reasonable judgment, that such action would not have a significant and adverse effect on Parent and its subsidiaries (which, for purposes of this clause (III), shall include the Company and its subsidiaries), (3) expenditures reasonably made in response to a regulatory requirement or mandate, (4) expenditures to acquire assets in the ordinary course of business consistent with past practice with individual purchase prices not to exceed $1,000,000 and (5) for each of 2000 and 2001, other expenditures in the ordinary course of business consistent with past practice in an aggregate amount not to exceed $20,000,000;

                       (viii) except as required by law, (x) pay, discharge, settle or satisfy any material claims (including claims of stockholders), liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise), provided that the restrictions set forth in this Section 4.01(a)(viii)(x) shall not apply to the payment, discharge or satisfaction of claims, liabilities or obligations (A) in the ordinary course of business consistent with past practice, (B) as required by their terms as in effect on the date of this Agreement or (C) incurred since the date of this Agreement in the ordinary course of business consistent with past practice, or (y) waive, release, grant or transfer any right of material value, provided that the restrictions set forth in this
      Section 4.01(a)(viii)(y) shall not apply to any waiver, release, grant or transfer made in the ordinary course of business consistent with past practice, or (z) waive any material benefits of, or agree to modify in any materially adverse respect, or fail to enforce, or consent to any matter with respect to which its consent is required under, any material confidentiality, standstill or similar agreement to which the Company or any of its subsidiaries is a party;

                       (ix) enter into, modify, amend or terminate (A) any collective bargaining or other labor union contract applicable to the employees of the Company or any of its subsidiaries, provided that the restrictions set forth in this Section 4.01(a)(ix)(A) shall not apply to (1) immaterial modifications, amendments or terminations of such contracts made in the ordinary course of business consistent with past practice, (2) any modifications to such existing contracts pursuant to a "parity plus 1% review" (as such term is defined in the applicable contract) or (3) any modification, amendment or termination of any collective bargaining agreement to the extent required by a change in applicable law, (B) any Company Benefit Agreement or Company Benefit Plan providing for the payment of severance, compensation or benefits to any current or former director, officer, employee or consultant of the Company or any of its subsidiaries upon the termination of employment, provided that the restrictions set forth in this Section 4.01(a)(ix)(B) shall not apply to (I) any increase in cash compensation, (II) other immaterial changes in benefits (except for changes in benefits provided to officers other than as the result of immaterial changes made to Company Benefit Plans that are generally applicable to the employees of the Company or any of its subsidiaries that are not specifically directed at or do not disproportionately affect such officers) and
      (III) termination arrangements for employees (other than officers), which increases, changes or arrangements described above in clauses
      (I) through (III) are made in the ordinary course of business consistent with past practice and (IV) those actions taken by the Company to retain or attract employees in key positions as and to the extent consistent with the Retention Plan, or (C) any other material Contract to which the Company or any of its subsidiaries is a party, provided that the restrictions set forth in this Section 4.01(a)(ix)(C) shall not apply to any modifications, amendments or terminations of any such Contract to the extent made in the ordinary course of business consistent with past practice;

                       (x) except as required to comply with applicable law or any provision of any Company Benefit Agreement, Company Benefit Plan or other Contract as in effect on the date of this Agreement,
      (A) take any action to fund or in any other way secure the payment of compensation or benefits under any Company Benefit Agreement, Company Benefit Plan or other Contract or (B) take any action to accelerate the vesting or payment of any compensation or benefit under any Company Benefit Agreement, Company Benefit Plan or other Contract;

                       (xi)(A) decrease or defer in any material respect the level of training provided to their employees or the level of costs expended in connection therewith, (B) fail to keep in effect any governmental route authority in effect and used by the Principal Operating Sub or any other subsidiary of the Company as of the date of this Agreement, provided that the restrictions set forth in this
      Section 4.01(a)(xi)(B) shall not apply to any such failure if such failure occurs in the ordinary course of business consistent with past practice, (C) make any material route changes, other than changes in the ordinary course of business consistent with past practice, (D) fail to maintain insurance at levels at least comparable to current levels or otherwise in a manner inconsistent with past practice, (E) establish any new pilot or flight attendant domicile cities or (F) take any action, or fail to take action, which action or failure could result in the loss of Slots of the Company or any of its subsidiaries with an aggregate value in excess of $7,500,000;

                       (xii) take any action which would result in the Company's representation and warranty set forth in the fifth sentence of Section 3.01(d) not being accurate at any time after the date of this Agreement, disregarding solely for purposes of this clause (xii) the exception in such representation and warranty relating to matters which would not be expected to result in (taking into account the likelihood of such result occurring and the expected magnitude of such event if it were to occur) a material adverse effect;

                       (xiii) take any action that would be expected to result in (A) any representation and warranty of the Company set forth in this Agreement that is qualified as to materiality becoming untrue,
      (B) any such representation and warranty that is not so qualified becoming untrue in any material respect or (C) any condition to the Merger set forth in Article VI not being satisfied; or

                       (xiv) authorize any of, or commit, resolve or agree to take any of, the foregoing actions to the extent prohibited by the terms of this Agreement.

                  (b) Certain Tax Matters. During the period from the date of this Agreement to the Effective Time, except as specifically contemplated by this Agreement (including anything set forth in the Company Disclosure Schedule as of the date of this Agreement), the Company shall, and shall cause each of its subsidiaries to (i)(A) promptly notify Parent upon the earlier of (x) receipt of notice of any suit, claim, action, investigation, proceeding or audit (collectively, "Actions") pending against or with respect to the Company or any of its subsidiaries in respect of any material tax (which is material at the time of receipt of such notice) and (y) any such Action becoming material to the Company and its subsidiaries and (B) not settle or compromise any such Action without Parent's consent; (ii) not make any material tax election without Parent's consent; and (iii) not make any material change in tax accounting methods, principles or practices except insofar as may have been required by a change in GAAP or SEC accounting regulations or guidelines or applicable law.

                  (c) Advice of Changes; Filings. The Company and Parent shall confer on a regular basis regarding operational and other material matters. The Company shall promptly advise Parent in writing of any change or event of which it has knowledge that would be expected to result in (taking into account the likelihood of such result occurring and the expected magnitude of such event if it were to occur) a material adverse effect. The Company and Parent shall each promptly provide the other copies of all filings made by such party with any Governmental Entity in connection with this Agreement and the transactions contemplated hereby, other than the portions of such filings that include confidential information.

                  (d) Consents. Parent shall not unreasonably withhold any consent contemplated by Section 4.01(a) or (b) above. The reasonableness of withholding any such consent shall be determined from Parent's point of view, taking into account the relative burden to Parent and benefit to the Company of granting such consent and any other factors which Parent determines in good faith to be, and which are, of reasonable consequence to it in connection with its determination.

            SECTION 4.02 No Solicitation. (a) The Company shall not, nor shall it permit any of its subsidiaries to, or authorize or permit any director, officer or employee of the Company or any of its subsidiaries or any investment banker, attorney, accountant or other advisor or representative of the Company or any of its subsidiaries to, directly or indirectly, (i) solicit, initiate or encourage, or take any other action knowingly to facilitate, any Takeover Proposal (as defined below) or (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or otherwise cooperate in any way with, any Takeover Proposal, in each case other than a Takeover Proposal made by Parent; provided, however, that at any time prior to obtaining the Stockholder Approval, the Board of Directors of the Company may, in response to a bona fide written Takeover Proposal that such Board of Directors determines in good faith is reasonably likely to result in an Adverse Recommendation Change (as defined below) or constitutes or is reasonably likely to lead to a Superior Proposal (as defined below), and which Takeover Proposal was unsolicited and did not otherwise result from a breach of this Section 4.02, and subject to compliance with Section 4.02(c) and (d), (x) furnish information with respect to the Company and its subsidiaries to the person making such Takeover Proposal (and its representatives) pursuant to a customary confidentiality agreement, provided that all such information is provided on a prior or substantially concurrent basis to Parent, and (y) participate in discussions or negotiations with the person making such Takeover Proposal (and its representatives) regarding such Takeover Proposal.

            The term "Takeover Proposal" means any inquiry, proposal or offer from any person relating to, or that is reasonably likely to lead to, any direct or indirect acquisition, in one transaction or a series of transactions, including any merger, consolidation, tender offer, exchange offer, binding share exchange, business combination, recapitalization, liquidation, dissolution, joint venture or similar transaction, of (A) assets or businesses that constitute or represent 20% or more of the total revenue, operating income, EBITDA or assets of the Company and its subsidiaries, taken as a whole, or (B) 20% or more of the outstanding shares of Company Common Stock or capital stock of, or other equity or voting interests in, any of the Company's subsidiaries directly or indirectly holding the assets or businesses referred to in clause (A) above.

                  (b) Neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw (or modify in a manner adverse to Parent or Sub) or propose publicly to withdraw (or modify in a manner adverse to Parent or Sub) the recommendation or declaration of advisability by such Board of Directors or any such committee of this Agreement or the Merger, or recommend, or propose publicly to recommend, the approval or adoption of any Takeover Proposal (other than a Takeover Proposal made by Parent), unless the Board of Directors or a committee thereof determines in good faith, based on such matters as it deems appropriate, after consulting with legal counsel, that the failure to take such action would be reasonably likely to result in a breach of its fiduciary duties under applicable law (each such action being referred to herein as an "Adverse Recommendation Change"), (ii) adopt or approve, or propose publicly to adopt or approve, any Takeover Proposal, or withdraw its approval of the Merger, or propose publicly to withdraw its approval of the Merger, (iii) cause or permit the Company to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement (each, an "Acquisition Agreement") constituting or related to, or which is intended to or is reasonably likely to lead to, any Takeover Proposal (other than a confidentiality agreement referred to in Section 4.02(a)) or (iv) agree or resolve to take any of the actions prohibited by clauses (i), (ii) or (iii) of this sentence. Notwithstanding anything in this Section 4.02 to the contrary, at any time prior to obtaining the Stockholder Approval, the Board of Directors of the Company may, in response to a Superior Proposal that was unsolicited and that did not otherwise result from a breach of Section 4.02(a), cause the Company to terminate this Agreement pursuant to Section 7.01(f) and concurrently enter into an Acquisition Agreement; provided, however, that the Company shall not terminate this Agreement pursuant to Section 7.01(f), and any purported termination pursuant to Section 7.01(f) shall be void and of no force or effect, unless the Company shall have complied in all material respects with the provisions of this Section 4.02, including the notification provisions in this Section 4.02, and in all material respects with the applicable requirements of Sections 5.06(b) and (c) (including the payment of the Parent Termination Fee (as defined in Section 5.06(b)) prior to or concurrently with such termination); and provided further, however, that the Company shall not exercise its right to terminate this Agreement pursuant to Section 7.01(f) until after the fifth business day following Parent's receipt of written notice (a "Notice of Superior Proposal") from the Company advising Parent that the Board of Directors of the Company has received a Superior Proposal and specifying the terms and conditions of the Superior Proposal and identifying the person making such Superior Proposal (it being understood and agreed that any amendment to the price or any other material term of a Superior Proposal shall require a new Notice of Superior Proposal and a new five business day period). It is understood and agreed that the termination of this Agreement in accordance with the previous sentence shall not constitute a breach of any provision of this Agreement.

            The term "Superior Proposal" means any bona fide binding written offer not solicited by or on behalf of the Company or any of its subsidiaries made by a third party that if consummated would result in such third party (or in the case of a direct merger between such third party and the Company, the stockholders of such third party) acquiring, directly or indirectly, more than 50% of the voting power of the Company Common Stock or all or substantially all the assets of the Company and its subsidiaries, taken as a whole, for consideration consisting of cash and/or securities that the Board of Directors of the Company determines in its good faith judgment (after consultation with a financial advisor of nationally recognized reputation) to be superior from a financial view to the stockholders of the Company, taking into account, among other things, any changes to the terms of this Agreement proposed by Parent in response to such Superior Proposal or otherwise.

                  (c) In addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 4.02, the Company promptly shall advise Parent in writing of any request for information that the Company reasonably believes could lead to or contemplates a Takeover Proposal or of any Takeover Proposal, or any inquiry the Company reasonably believes could lead to any Takeover Proposal, the terms and conditions of such request, Takeover Proposal or inquiry (including any subsequent material amendment or modification to such terms and conditions) and the identity of the person making any such request, Takeover Proposal or inquiry. The Company shall keep Parent informed in all material respects of the status and details (including material amendments or proposed amendments) of any such request, Takeover Proposal or inquiry.

                  (d) Nothing contained in this Section 4.02 or elsewhere in this Agreement shall prohibit the Company from (i) taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or (ii) making any disclosure to the Company's stockholders if, in the good faith judgment of the Board of Directors of the Company, after consultation with outside counsel, failure so to disclose would be inconsistent with applicable law; provided, however, that in no event shall the Company or its Board of Directors or any committee thereof take, agree or resolve to take any action prohibited by Section 4.02(b)(i) or 4.02(b)(ii).


                                 ARTICLE V

                           Additional Agreements

            SECTION 5.01 Preparation of the Proxy Statement; Stockholders Meeting. (a) As promptly as practicable following the date of this Agreement, the Company and Parent shall prepare and file with the SEC the Proxy Statement and the Company shall use its reasonable efforts to respond as promptly as practicable to any comments of the SEC with respect thereto and to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable following the date of this Agreement. The Company shall promptly notify Parent upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement and shall provide Parent with copies of all correspondence between the Company and its representatives, on the one hand, and the SEC and its staff, on the other hand. Notwithstanding the foregoing, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company (i) shall provide Parent an opportunity to review and comment on such document or response,
(ii) shall include in such document or response all comments reasonably proposed by Parent and (iii) shall not file or mail such document or respond to the SEC prior to receiving Parent's approval, which approval shall not be unreasonably withheld or delayed.

                  (b) The Company shall, as promptly as practicable following the date of this Agreement, establish a record date (which will be as promptly as reasonably practicable following the date of this Agreement) for, duly call, give notice of, convene and hold a meeting of its stockholders (the "Stockholders Meeting") for the purpose of obtaining the Stockholder Approval, regardless of whether an Adverse Recommendation Change has occurred at any time after the date of this Agreement. The Company shall use its reasonable best efforts to cause the Stockholders Meeting to be held as promptly as practicable following the date of this Agreement. The Company shall, through its Board of Directors, recommend to its stockholders that they adopt this Agreement, and shall include such recommendation in the Proxy Statement, in each case subject to its rights under Section 4.02(b)(i). Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to this Section 5.01(b) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company or any other person of any Takeover Proposal.

            SECTION 5.02 Access to Information; Confidentiality. The Company shall, and shall cause each of its subsidiaries to, afford to Parent, and to Parent's officers, employees, investment bankers, attorneys, accountants and other advisors and representatives, reasonable and prompt access during normal business hours during the period prior to the Effective Time or the termination of this Agreement to their respective properties, assets, books, contracts, commitments, directors, officers, employees, attorneys, accountants, auditors, other advisors and representatives and records and, during such period, the Company shall, and shall cause each of its subsidiaries to, make available to Parent on a timely basis (a) a copy of each material report, schedule, form, statement and other document received by it during such period pursuant to the requirements of domestic or foreign (whether national, federal, state, provincial, local or otherwise) laws and (b) all other information concerning its business, properties and personnel as Parent may reasonably request, in each case subject to any confidentiality restrictions or legal restrictions that prohibit the Company's ability to provide any such information to Parent. The Company shall, and shall cause each of its subsidiaries to, (i) use their respective reasonable best efforts to cause any confidentiality provision in any Contract to which the Company or any of its subsidiaries becomes a party to be inapplicable to Parent, its subsidiaries and their respective advisors or representatives and (ii) in the event such reasonable best efforts are unsuccessful, provide notice to Parent at least five business days prior to entering into such contract that the Company or such subsidiary intends to enter into a Contract that contains confidentiality provisions that would prohibit Parent, its subsidiaries or their respective advisors or representatives from reviewing such Contract. Parent will hold, and will direct its officers, employees, investment bankers, attorneys, accountants and other advisors and representatives to hold, any and all information received from the Company, directly or indirectly, in confidence as and to the extent provided in the Confidentiality Agreement dated March 3, 2000, between Parent and the Company (as it may be amended from time to time, the "Confidentiality Agreement"). The parties hereby agree that the term of the Confidentiality Agreement is hereby amended such that it shall remain in full force and effect until the one year anniversary of the date of termination of this Agreement.

            SECTION 5.03 Efforts; Notification. (a) Upon the terms and subject to the conditions set forth in this Agreement, in order to consummate and make effective the Merger and the other transactions contemplated by this Agreement, Parent shall effect the divestiture of the assets and the provision of assets, facilities and services as described in Exhibit A hereto to a person or persons reasonably acceptable to the Company upon the terms and subject to the conditions set forth in Exhibit A, it being understood that taking any or all of the actions described in this sentence shall in no way limit Parent's obligations under the next following sentence. In addition, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all the other actions that are necessary, proper or advisable to consummate and make effective the Merger and the other transactions contemplated by this Agreement, including using all reasonable efforts to accomplish the following: (i) causing the conditions precedent set forth in Article VI to be satisfied,
(ii) obtaining all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings and (iii) obtaining all necessary consents, approvals or waivers from third parties. The parties shall promptly after the date of this Agreement make all necessary filings and registrations with the Governmental Entities, including filings under the HSR Act and submissions of information requested by Governmental Entities. In connection with and without limiting the foregoing, the Company and its Board of Directors shall, if any state takeover statute or similar statute or regulation is or becomes applicable to this Agreement, the Merger or any of the other transactions contemplated hereby, use its reasonable efforts to ensure that the Merger and the other transactions contemplated by this Agreement are consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on this Agreement, the Merger and the other transactions contemplated hereby. The Company and Parent will provide such assistance, information and cooperation to each other as is reasonably required to obtain any such waivers, consents, approvals, orders, and authorizations referred to above and, in connection therewith, will notify the other person promptly following the receipt of any comments from any Governmental Entity and of any request by any Governmental Entity for amendments, supplements or additional information in respect of any registration, declaration or filing with such Governmental Entity and will supply the other person with copies of all correspondence between such person and any of its representatives, on the one hand, and any Governmental Entity on the other hand.

                  (b) The Company shall give prompt notice to Parent of any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate such that the condition set forth in Section 6.02(a) would not be satisfied (a "Failed Section 6.02(a) Condition"); provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement except that, as to any such notice of a Failed Section 6.02(a) Condition with respect to which Parent has not within 25 days (i) disagreed, in a notice delivered to the Company, with the Company's conclusion that the condition set forth in Section 6.02 would not be satisfied as a result of the circumstance described in such notice by the Company, (ii) expressed the view, in a notice delivered to the Company, that (A) it was in good faith considering waiving such Failed
Section 6.02(a) Condition (and would continue to comply with its obligations under Section 5.03) or (B) it believed in good faith that it did not yet have adequate information to form a reasonably complete view as to the facts and circumstances with respect to the matter described in such notice from the Company (which may include the magnitude of the harm resulting from such circumstances), in which case such notice from Parent shall identify for the Company the aspects of such information that Parent is lacking, or (iii) terminated this Agreement pursuant to Section 7.01(d)(i) hereof, then the Failed Section 6.02(a) Condition shall be deemed waived insofar as arising out of the circumstances set forth in such notice. In the case of clause (ii) above, Parent shall give notice to the Company promptly after (x) in the case of clause (ii)(A) it no longer is in good faith considering waiving a Failed Section 6.02(a) Condition and (y) in the case of clause (ii)(B), it believed in good faith that it had adequate information to form a reasonably complete view as to the relevant facts and circumstances, and, in either such case, absent termination of this Agreement by Parent within 20 days of such notice, such Failed Section 6.02(a) Condition shall be deemed waived at the end of such 20 day period.

                  (c) Parent shall give prompt notice to the Company of any representation or warranty made by it or Sub contained in this Agreement becoming untrue or inaccurate such that the condition set forth in Section 6.03(a) would not be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

            SECTION 5.04 Company Stock Options. (a) As soon as practicable following the date of this Agreement, the Board of Directors of the Company (or, if appropriate, any committee administering the Company Stock Plans) shall adopt such resolutions or take such other actions (if any) as may be required to provide that each Company Stock Option outstanding immediately prior to the Effective Time, together with each outstanding stock appreciation right granted in tandem with such Company Stock Option, shall be canceled in exchange for a lump sum cash payment equal to (1) the product of (x) the number of shares of Company Common Stock subject to such Company Stock Option and (y) the Merger Consideration, minus (2) the product of (x) the number of shares of Company Common Stock subject to such Company Stock Option and (y) the per share exercise price of such Company Stock Option. Such payment shall be made promptly following the Effective Time.

                  (b) The Company shall take all steps as may be required to cause the transactions contemplated by this Section 5.04 and any other dispositions of Company equity securities (including derivative securities) in connection with this Agreement by each individual who is a director or officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act, such steps to be taken in accordance with the Interpretive Letter dated January 12, 1999, issued by the SEC to Skadden, Arps, Slate, Meagher & Flom LLP.

            SECTION 5.05 Indemnification, Exculpation and Insurance. (a) Parent and Sub agree that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of the Company and its subsidiaries as provided in their respective certificates of incorporation or by-laws (or similar organizational documents) shall be assumed by the Surviving Corporation in the Merger, without further action, at the Effective Time and shall survive the Merger and shall continue in full force and effect in accordance with their terms.

                  (b) In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all its properties and assets to any person, then, and in each such case, Parent shall cause proper provision to be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 5.05.

                  (c) For six years after the Effective Time, Parent shall maintain in effect the Company's current directors' and officers' liability insurance covering each person currently covered by the Company's directors' and officers' liability insurance policy for acts or omissions occurring prior to the Effective Time on terms with respect to such coverage and amounts no less favorable in any material respect to such directors and officers than those of such policy as in effect on the date of this Agreement; provided that Parent may substitute therefor policies of a reputable insurance company the material terms of which, including coverage and amount, are no less favorable in any material respect to such directors and officers than the insurance coverage otherwise required under this
Section 5.05(c); provided however, that in no event shall Parent be required to pay aggregate premiums for insurance under this Section 5.05(c) in excess of 250% of the amount of the aggregate premiums paid by the Company for 1999 for such purpose (which 1999 premiums are hereby represented and warranted by the Company to be equal to the amount identified in writing by the Company to Parent prior to the date of this Agreement), provided that Parent shall nevertheless be obligated to provide such coverage as may be obtained for such 250% amount.

                  (d) From and after the Effective Time, Parent shall unconditionally guarantee the timely payment of all funds owed by, and the timely performance of all other obligations of, the Surviving Corporation under this Section 5.05. Parent agrees that its payment obligations hereunder are unconditional, irrespective of the validity or enforceability of this Agreement against the Surviving Company or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor (other than the defenses of statute of limitations, which are not waived). Parent hereby acknowledges that its obligations under this
Section 5.05 constitute a guaranty of payment and not merely of collectability and Parent hereby waives (i) promptness, diligence, presentment, demand of payment, protest and order in connection with this guarantee and (ii) any requirement that any party enforcing the guarantee exhaust any right to take any action against the Surviving Company or any other person prior to or contemporaneously with proceeding to exercise any right against Parent hereunder.

                  (e) The provisions of this Section 5.05 are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives.

            SECTION 5.06 Fees and Expenses. (a) Except as set forth in
Section 5.06(c), all fees and expenses incurred in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

                  (b) In the event that (i) (A) a Takeover Proposal has been made to the Company or its stockholders or any person has announced an intention (whether or not conditional and whether or not withdrawn) to make a Takeover Proposal, (B) thereafter this Agreement is terminated by either Parent or the Company pursuant to Section 7.01(b)(i) (but only if the Stockholders Meeting has not been held by the date that is five business days prior to the date of such termination) or 7.01(b)(iii) and (C) within 12 months after such termination, the Company or any of its subsidiaries enters into any Acquisition Agreement with respect to, or consummates, any Takeover Proposal (solely for purposes of this Section 5.06(b)(i)(C), the term "Takeover Proposal" shall have the meaning set forth in the definition of Takeover Proposal contained in Section 4.02(a) except that all references to 20% shall be deemed references to 40%), (ii) this Agreement is terminated by the Company pursuant to Section 7.01(f) or (iii) this Agreement is terminated by Parent pursuant to Section 7.01(c), then the Company shall pay Parent a fee equal to $150,000,000 (the "Parent Termination Fee") by wire transfer of same day funds to an account designated by Parent (x) in the case of a termination by the Company pursuant to Section 7.01(f), concurrently with such termination, (y) in the case of a termination by Parent pursuant to Section 7.01(c), within two business days after such termination and (z) in the case of a payment as a result of any event referred to in Section 5.06(b)(i)(C), upon the first to occur of such events.

                  (c) If a Parent Termination Fee becomes payable to Parent in accordance with Section 5.06(b), the Company shall reimburse Parent and Sub for all their expenses incurred in connection with this Agreement concurrently with the payment of such Parent Termination Fee to Parent; provided, however, that the aggregate amount of such reimbursement shall not exceed $10,000,000. All payments made pursuant to this Section 5.06(c) shall be made by wire transfer of same day funds to an account designated by Parent.

                  (d) In the event that this Agreement is terminated for any reason other than pursuant to Sections 7.01(c), 7.01(d)(i) or 7.01(f), then Parent shall, within two business days after such termination, pay to the Company $50,000,000 (the "Company Termination Fee"). In the case where this Agreement is terminated pursuant to Section 7.01(b)(i) or 7.01(b)(iii) and Parent, subsequent to such termination, becomes entitled to payment of the Parent Termination Fee pursuant to Section 5.06(b), the Company shall refund to Parent the full amount of the Company Termination Fee, if any, paid by Parent pursuant to this Section 5.06(d) concurrently with the payment of such Parent Termination Fee. All payments made to the Company pursuant to this Section 5.06(d) shall be made by wire transfer of same day funds to an account designated by the Company.

            SECTION 5.07 Information Supplied. (a) The Company agrees that none of the information included or incorporated by reference in the Proxy Statement will, at the date it is filed with the SEC or mailed to the Company's stockholders or at the time of the Stockholders Meeting, or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no covenant is made by the Company with respect to statements made in the Proxy Statement based on information supplied by Parent or Sub specifically for inclusion or incorporation by reference therein. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder.

                  (b) Parent and Sub agree that none of the information supplied or to be supplied by Parent or Sub specifically for inclusion in the Proxy Statement will (except to the extent revised or superseded by amendments or supplements contemplated hereby), at the date the Proxy Statement is filed with the SEC or mailed to the Company's stockholders or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

            SECTION 5.08 Benefits Matters. (a) For purposes of this Agreement, "Affected Employees" shall mean those individuals who are classified as regular permanent employees of the Company and its subsidiaries (including those so classified employees who are on vacation, leave of absence, disability or maternity leave) as of the Effective Time who are in jobs that will not be covered by collective bargaining or other labor union contracts applicable to employees of Parent or the Company or any of their subsidiaries after giving effect to the Merger.

                  (b) Parent shall, and shall cause the Surviving Corporation to, give the Affected Employees full credit, for purposes of eligibility, vesting and benefit accrual under any employee benefit plans or arrangements maintained by Parent, the Surviving Corporation and their respective subsidiaries, for the Affected Employees' service with the Company and its subsidiaries to the same extent recognized by the Company and its subsidiaries immediately prior to the Effective Time, except where such crediting would result in a duplication of benefits. In addition, Parent shall, and shall cause the Surviving Corporation to, give to each Affected Employee who (i) is a current officer of the Company or the Principal Operating Sub or is one of the three current director-level employees of the Principal Operating Sub who satisfy the requirements of clauses (ii) and (iii) of this sentence, (ii) was formerly employed by Parent and its subsidiaries and (iii) who became employed by the Company and its subsidiaries within three months of terminating employment with Parent and its subsidiaries, full credit (as if there has been no break in service) for purposes of eligibility, vesting and benefit accrual under any employee benefit plans or arrangements maintained by Parent, the Surviving Corporation and their respective subsidiaries, for such Affected Employee's service with Parent and its subsidiaries prior to the Effective Time to the same extent recognized by Parent and its subsidiaries immediately prior to such Affected Employee's termination of employment with Parent and its subsidiaries, except where such crediting would result in a duplication of benefits. The foregoing provisions of this Section 5.08(b) shall not limit or impair Parent's ability to offset under its plans, programs and arrangements any benefits provided or accrued under the Company's benefit plans, programs, or arrangements for the same period of service.

                  (c) Parent shall, and shall cause the Surviving Corporation to, (i) waive all limitations as to preexisting conditions exclusions and waiting periods with respect to participation and coverage requirements applicable to the Affected Employees under any welfare benefit plans in which such employees may be eligible to participate after the Effective Time to the extent waived under the applicable Company plan immediately prior to the Effective Time and (ii) provide each Affected Employee with credit for any co-payments and deductibles paid prior to the Effective Time in the calendar year in which the Effective Time occurs in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans in which the Affected Employees are eligible to participate after the Effective Time.

                  (d) Parent agrees to honor, and shall cause the Surviving Corporation to honor, the Company Benefit Plans and Company Benefit Agreements in accordance with their terms subject to any power to amend or terminate such Company Benefit Plans and Company Benefit Agreements contained therein. For a period of one year immediately following the Effective Time, Parent shall, or shall cause the Surviving Corporation to, provide to the Affected Employees while employed by the Surviving Corporation or its subsidiaries employee benefit plans and arrangements not materially less favorable in the aggregate to those provided to the Affected Employees immediately prior to the Effective Time excluding, for this purpose, equity-based compensation plans and arrangements; provided, however, Parent will provide eligibility for option grants during such one-year period to Affected Employees on the same basis as provided to similarly situated employees of Parent and its subsidiaries. If an Affected Employee becomes employed by Parent, such Affected Employee shall be provided employee benefit plans and arrangements that are in the aggregate not materially less favorable than the benefit plans and arrangements provided to similarly situated employees of Parent.

                  (e) Parent acknowledges that (i) except as disclosed in the Company Disclosure Schedule, the consummation of the Merger (or, if otherwise provided under the applicable Company Benefit Plan or Company Benefit Agreement, the approval of the Merger by the Company's stockholders) shall constitute a "Change in Control" or a "Change of Control" for purposes of each Company Benefit Plan and Company Benefit Agreement listed on Section 3.01(m)(iv) of the Company Disclosure Schedule in which such concept is relevant and (ii)(A) any termination of employment by or of any individual identified on Section 5.08(e)(ii)(A) of the Company Disclosure Schedule following the Effective Time and (B) any termination of employment by or of any individual identified on Section 5.08(e)(ii)(B) of the Company Disclosure Schedule during the period commencing six months following the Effective Time and ending nine months following the Effective Time, shall be deemed to be for "Good Reason" for purposes of any employment agreement or other Company Benefit Agreement listed on Section 3.01(m)(iv) of the Company Disclosure Schedule, and any Company Benefit Plan in which such individual participates.

            SECTION 5.09 Public Announcements. Parent and Sub, on the one hand, and the Company, on the other hand, shall, to the extent reasonably practicable, consult with each other before issuing, and give each other a reasonable opportunity to review and comment upon, any press release or other public statements with respect to this Agreement, the Merger and the other transactions contemplated by this Agreement. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.

            SECTION 5.10 Future Employment. For a period of two years following the Closing Date, Parent shall, and shall cause the Surviving Corporation to, offer continued employment to all non-officer employees of the Company or any of its subsidiaries who are employed by the Company or any of its subsidiaries at the Effective Time; provided, however, that this
Section 5.10 shall not apply to any employees of the Company or any of its subsidiaries (i) who are discharged for cause or performance related reasons or (ii) who are employees of a subsidiary of the Company which is sold or transferred to a third party at or after the Effective Time. Following the two year period specified in the prior sentence, Parent shall, and shall cause the Surviving Corporation to, provide all former non-officer, non-union employees of the Company and its subsidiaries the same job security protection, if any, as provided to similarly-situated employees of Parent and its subsidiaries.


                                 ARTICLE VI

                            Conditions Precedent

            SECTION 6.01 Conditions to Each Party's Obligation to Effect the Merger. The obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

                  (a) Stockholder Approval. The Stockholder Approval shall have been obtained.

                  (b) Antitrust. Any waiting period (and any extension thereof) applicable to the Merger under the HSR Act or any other applicable competition, merger control, antitrust or similar law or regulation shall have been terminated or shall have expired.

                  (c) No Injunctions or Legal Restraints. No temporary restraining order, preliminary or permanent injunction or other order or decree issued by any court of competent jurisdiction or other legal restraint or prohibition (collectively, "Legal Restraints") that has the effect of preventing the consummation of the Merger shall be in effect.

            SECTION 6.02 Conditions to Obligations of Parent and Sub. The obligations of Parent and Sub to effect the Merger are further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of the Company contained herein that are qualified as to materiality shall be true and correct, and the representations and warranties of the Company contained herein that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date, except that the accuracy of representations and warranties that by their terms speak as of a specified date will be determined as of such date. Parent shall have received a certificate signed on behalf of the Company by the chief executive officer or the chief financial officer of the Company to such effect.

                  (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer or the chief financial officer of the Company to such effect.

                  (c) Legal Restraint. No Legal Restraint that has the effect of (i) prohibiting or limiting in any material respect the ownership or operation by the Company, Parent or any of their respective affiliates of a material portion of the business or assets of the Company and its subsidiaries, taken as a whole, or Parent and its subsidiaries, taken as a whole, or to require any such person to dispose of or hold separate any material portion of the business or assets of the Company and its subsidiaries, taken as a whole, or Parent and its subsidiaries, taken as a whole, as a result of the Merger; (ii) prohibiting Parent or any of its affiliates from effectively controlling in any material respect a substantial portion of the business or operations of the Company or its subsidiaries; or (iii) imposing material limitations on the ability of Parent or any of its affiliates to acquire or hold, or exercise full rights of ownership of, any shares of Company Common Stock, including the right to vote the Company Common Stock on all matters properly presented to the stockholders of the Company shall be in effect.

                  (d) Consents. Parent shall have received evidence, in form and substance reasonably satisfactory to it, that Parent or the Company shall have obtained (i) all material consents, approvals, authorizations, qualifications and orders of all Governmental Entities legally required in connection with this Agreement and the transactions contemplated by this Agreement and (ii) all other consents, approvals, authorizations, qualifications and orders of Governmental Entities or third parties required in connection with this Agreement and the transactions contemplated by this Agreement, except, in the case of this clause (ii), for those the failure of which to be obtained individually or in the aggregate would not be expected to result in (taking into account the likelihood of such result occurring and the expected magnitude of such event if it were to occur) a material adverse effect.

            SECTION 6.03 Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of Parent and Sub contained herein that are qualified as to materiality shall be true and correct, and the representations and warranties of Parent contained herein that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date, except that the accuracy of representations and warranties that by their terms speak as of a specified date will be determined as of such date. The Company shall have received a certificate signed on behalf of Parent by the chief executive officer or the chief financial officer of Parent to such effect.

                  (b) Performance of Obligations of Parent and Sub. Parent and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by the chief executive officer or the chief financial officer of Parent to such effect.

            SECTION 6.04 Frustration of Closing Conditions. None of the Company, Parent or Sub may rely on the failure of any condition set forth in Section 6.01, 6.02 or 6.03, as the case may be, to be satisfied if such party's breach of this Agreement has been a principal reason that such condition has not been satisfied.


                                ARTICLE VII

                     Termination, Amendment and Waiver

            SECTION 7.01 Termination. This Agreement may be terminated, and the Merger contemplated hereby may be abandoned, at any time prior to the Effective Time, whether before or after the Stockholder Approval has been obtained:

                  (a) by mutual written consent of Parent, Sub and the Company;

                  (b) by either Parent or the Company:

                       (i) if the Merger shall not have been consummated by December 31, 2000 (the "Initial Termination Date", and as such may be extended pursuant to this paragraph, the "Termination Date"); provided, however, that if on the Initial Termination Date the conditions to the Closing set forth in Sections 6.01(a), 6.01(b), 6.01(c), 6.02(c) and 6.02(d) shall not have been fulfilled, but all other conditions to the Closing shall be fulfilled on such date or shall be capable of being fulfilled, then, if a written notice requesting an extension of the Termination Date has been delivered by Parent or the Company to the other at any time during the 45 day period ending on the Initial Termination Date, the Termination Date shall be extended to August 1, 2001; provided, however, that the right to terminate this Agreement pursuant to this Section 7.01(b)(i) shall not be available to any party whose breach of this Agreement has been a principal reason the Merger has not been consummated by such date;

                       (ii) if any Legal Restraint set forth in Section 6.01(c) shall be in effect and shall have become final and nonappealable; provided, however, that the right to terminate this Agreement pursuant to this Section 7.01(b)(ii) shall not be available to any party whose breach of this Agreement has been a principal reason that such event has occurred; or

                       (iii) if the Stockholder Approval shall not have been obtained at the Stockholders Meeting duly convened therefor or any adjournment or postponement thereof;

                  (c) by Parent in the event an Adverse Recommendation Change has occurred in accordance with Section 4.02(b)(i);

                  (d) by Parent (i) if the Company shall have breached any of its representations, warranties or covenants contained in this Agreement, which breach (A) would give rise to the failure of a condition set forth in Section 6.02(a) or 6.02(b), and (B) has not been or is incapable of being cured by the Company within twenty business days after its receipt of written notice thereof from Parent; or (ii) if any Legal Restraint set forth in Section 6.02(c) shall be in effect and shall have become final and nonappealable; provided, however, that the right to terminate this Agreement pursuant to this Section 7.01(d)(ii) shall not be available to Parent if any breach by Parent of this Agreement has been a principal reason that such event occurred;

                  (e) by the Company if Parent shall have breached any of its representations, warranties or covenants contained in this Agreement, which breach (i) would give rise to the failure of a condition set forth in
Section 6.03(a) or 6.03(b), and (ii) has not been or is incapable of being cured by Parent within twenty business days after its receipt of written notice thereof from the Company; or

                  (f) by the Company in accordance with the terms and subject to the conditions of Section 4.02(b).

            SECTION 7.02 Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Sub or the Company, other than the provisions of Section 3.01(u), the last two sentences of Section 5.02, Section 5.06, this Section 7.02 and Article VIII; provided, however, that no such termination shall relieve any party hereto from any liability or damages resulting from a wilful breach by a party of any of its representations, warranties or covenants set forth in this Agreement.

            SECTION 7.03 Amendment. This Agreement may be amended by the parties hereto at any time, whether before or after the Stockholder Approval has been obtained; provided, however, that after the Stockholder Approval has been obtained, there shall be made no amendment that by law requires further approval by stockholders of the parties without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

            SECTION 7.04 Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions contained herein; provided, however, that after the Stockholder Approval has been obtained, there shall be made no waiver that by law requires further approval by stockholders of the parties without the further approval of such stockholders. Except as provided in
Section 5.03(b), any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure or delay by any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights nor shall any single or partial exercise by any party to this Agreement of any of its rights under this Agreement preclude any other or further exercise of such rights or any other rights under this Agreement.


                                ARTICLE VIII

                             General Provisions

            SECTION 8.01 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

            SECTION 8.02 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

            if to Parent or Sub, to:

                  UAL Corporation
                  1200 East Algonquin Road
                  Elk Grove Township, Illinois 60007

                  Attention:  General Counsel
                  with a copy to:  Chief Financial Officer

                  Cravath, Swaine & Moore
                  Worldwide Plaza
                  825 Eighth Avenue
                  New York, NY 10019

                  Attention:  Allen Finkelson, Esq.
                              Scott A. Barshay, Esq.

            if to the Company, to:

                  US Airways Group, Inc.
                  2345 Crystal Drive
                  Arlington, Virginia 22227

                  Attention:  Executive Vice President -
                              Corporate Affairs and General Counsel

                              Senior Vice President - Finance
                                and Chief Financial Officer

                  with a copy to:

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  Four Times Square
                  New York, NY 10036

                  Attention:  Peter Allan Atkins, Esq.
                              Eric L. Cochran, Esq.

            SECTION 8.03 Section 8.03 poses of this Agreement:

                  (a) an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

                  (b) "material adverse effect" means any state of facts, change, development, effect, condition or occurrence that is material and adverse to the business, assets, properties, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole, or to prevent or materially impede or delay the consummation of the Merger or the other material transactions contemplated by this Agreement, except for any state of facts, change, development, effect, condition or occurrence (i) relating to the economy in general or
(ii) affecting the airline industry generally where such airline industry state of facts, change, development, effect, condition or occurrence does not arise out of the actions, failures to act or businesses of the Company or any of its subsidiaries;

                  (c) "person" means an individual, corporation, partnership, joint venture, association, trust, limited liability company, Governmental Entity, unincorporated organization or other entity;

                  (d) a "subsidiary" of any person means another person of which 50% or more of any class of capital stock, voting securities or other equity interests are owned or controlled, directly or indirectly, by such first person.

            SECTION 8.04 Interpretation. When a reference is made in this Agreement to a Section, Subsection or Schedule, such reference shall be to a Section or Subsection of, or a Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term "or" is not exclusive. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented. References to a person are also to its permitted successors and assigns.

            SECTION 8.05 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

            SECTION 8.06 Entire Agreement; No Third-Party Beneficiaries. This Agreement (a) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement, except for the Confidentiality Agreement and any agreement entered into by the parties on the date of this Agreement, and (b) except for the provisions of Section 5.05, are not intended to confer upon any person other than the parties hereto (and their respective successors and assigns) any rights or remedies.

            SECTION 8.07 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws of such state; provided, however, that the term "best efforts" as used in Section 5.01(b) shall have the meaning ascribed to such term under the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws of such state.

            SECTION 8.08 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part (except by operation of law, by any of the parties hereto without the prior written consent of the other parties hereto, except that Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Parent of any of its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns.

            SECTION 8.09 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the partes shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in any Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any court of the United States located in the State of Delaware or of any Delaware state court in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and
(c) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than a court of the United States located in the State of Delaware or a Delaware state court.


            IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.


                                   UAL CORPORATION,

                                      by  /s/ Frederic F. Brace
                                          -----------------------------
                                        Name:  Frederic F. Brace
                                        Title: Senior Vice President, Finance


                                   YELLOW JACKET ACQUISITION CORP.,

                                      by  /s/ Frederic F. Brace
                                          ------------------------------
                                        Name:  Frederic F. Brace
                                        Title: Vice President and Tresurer


                                   US AIRWAYS GROUP, INC.,

                                      by  /s/ Lawrence M. Nagin
                                          --------------------------------
                                        Name:  Lawrence M. Nagin
                                        Title: Executive Vice President -
                                               Corporate Affairs and
                                               General Counsel



                                                                  EXHIBIT A

                        Capital Air Divestiture Plan
                        ----------------------------

Capitol Air Assets:     Capitol Air will be comprised of the following assets:

                        (A) Aircraft: If requested by the buyer, a number and type of aircraft identified by Tar Heel that are necessary and reasonably suited to operate Capitol Air.

                        (B) Slots: If requested by the buyer, a number of jet and commuter slots at Reagan-National Airport that are necessary to operate Capitol Air, which number shall not exceed 106 jet slots and 116 commuter slots. The timing and identification numbers of such slots to be reasonably agreed upon.

                        (C) Gates: If requested by the buyer, up to eight gates at Reagan-National Airport at locations to be reasonably agreed upon that are necessary and reasonably suited to operate Capitol Air. All leases relating to such facilities will be assumed by the buyer.

                        (D) Airport Facilities: If requested by the buyer, ticket counter and similar airport facilities to be reasonably agreed upon that are necessary and reasonably suited for the buyer to operate Capitol Air. All leases relating to such facilities will be assumed by the buyer.

                        (E) Maintenance Facility: If requested by the buyer, Yellow Jacket's line maintenance facility at Reagan-National Airport. The lease relating to such facility will be assumed by the buyer.

                        (F) Other: If requested by the buyer, ground handling equipment, spare parts and other items to be reasonably agreed upon that are necessary for the buyer to operate Capitol Air.

                        The Capitol Air assets will not include any assets not necessary to operate Capitol Air or any cash. Capitol Air will continue the operations of Yellow Jacket at Reagan-National Airport (other than the Shuttle Business and certain flights to and from Charlotte, Pittsburgh and Philadelphia).

                        "Shuttle Business" means all the assets primarily used by Yellow Jacket in the operation of the Yellow Jacket shuttle on the following routes: (1) Boston - La Guardia Airport, (2) Boston - Reagan-National Airport and (3) La Guardia - Reagan-National Airport.

Capitol
Air Liabilities:        The buyer of Capitol Air will assume all
                        liabilities primarily related to Capitol Air.

Hub-to-Hub Routes:      The assets used to operate the Hub-to-Hub Routes
                        will be comprised of the following:

                        (A) Aircraft: If requested by the buyer, Tar Heel or its subsidiaries will wet-lease a number and type of aircraft identified by Tar Heel that are necessary and reasonably suited to operate the Hub-to-Hub Routes during a transition period on market terms to be reasonably agreed upon.

                        (B) Gates: If requested by the buyer, Tar Heel will provide the Buyer with access to gates that are necessary and reasonably suited to operate the Hub-to-Hub Routes at each airport that is part of the Hub-to-Hub Routes on market terms to be reasonably agreed upon.

                        (C) Other: If requested by the buyer, ground handling equipment necessary and reasonably suited for the buyer to operate the Hub-to-Hub Routes.

                        On points behind each of the hubs on the Hub-to-Hub Routes, Tar Heel will code share with the buyer by permitting the buyer to put its code on Tar Heel's flights. Tar Heel will enter into a ten year pro-rate agreement with the buyer on terms to be reasonably agreed upon and reasonably favorable to the buyer in order to make the buyer a viable competitor on the Hub-to-Hub Routes.

                        "Hub-to-Hub Routes" consist of the following routes: (1) Philadelphia to Denver, Los Angeles and San Francisco, (2) Charlotte to Chicago, Denver, Los Angeles and San Francisco and (3) Pittsburgh to Denver, Los Angeles and San Francisco.

Hub-to-Hub Routes
Liabilities:            The buyer of the Hub-to-Hub Routes will assume all
                        liabilities primarily related to the assets used to operate the Hub-to-Hub Routes.

Employees:              If requested by the buyer, Tar Heel will provide to
                        the buyer on an interim basis, subject to receipt of any necessary labor approvals, the employees needed to operate Capitol Air or the Hub-to-Hub
                        Routes, as the case may be, on market terms to be reasonably agreed upon.

Additional Support:     Tar Heel will provide frequent flyer program support on
                        market terms to be agreed upon. In addition, Tar Heel will, if requested by the buyer and if reasonably practicable, provide to such buyer revenue accounting services, maintenance services, training services, fuel purchasing services and other services necessary for such buyer to operate Capitol Air or the Hub-to-Hub
                        Routes, as the case may be, upon market terms to be agreed upon.

Additional Assets:      If requested by the buyer of Capitol Air, [P] Airline,
                        Inc. ("Commuter Air") will be included in Capitol Air.

                        In this event, at the option of Tar Heel, either
                        (i) the buyer of Capitol Air will provide commuter feed to Tar Heel and Yellow Jacket, on a code share basis at market terms to be agreed upon, from points behind Yellow Jacket hubs (the "Commuter Feed Points") currently served by Commuter Air or (ii) Tar Heel will retain the assets of Commuter Air that are used to provide service to the Commuter Feed
                        Points.

                        If the buyer of Capitol Air is not an existing mainline carrier, such buyer will, if requested by Tar Heel, reasonably and in good faith explore partnering opportunities with existing mainline carriers.

Other Terms:            The divestiture agreement with each buyer will be
                        negotiated by such buyer and Tar Heel and will contain customary terms for transactions of this type;
                        provided, however, that Tar Heel's obligation to indemnify any buyer shall be limited to (x) in the case of losses relating to any breach of a representation or warranty, 40% of the purchase price paid to Tar Heel by such buyer, and (y) in the case of all losses, the purchase price paid by such buyer. The terms of the divestiture agreement must be reasonably acceptable to both Tar Heel and Yellow Jacket taking into account as a primary objective obtaining antitrust clearance for the merger.

Closing: The obligation to effect the Capitol Air divestiture and the Hub-to-Hub Route divestiture will be contingent upon the satisfaction of all conditions precedent to the closing of the Tar Heel/Yellow Jacket merger (assuming such divestiture is effected). The obligation to effect the Capitol Air divestiture and the Hub-to-Hub Route divestiture will also be continent upon receipt of all consents required to permit the buyers to operate Capitol Air and the Hub-to-Hub Routes as contemplated herein. At the closing of each transaction, the buyer will pay to Yellow Jacket the cash purchase price agreed to by such buyer. Tar Heel shall not be entitled to refrain from selling
                        Capitol Air or the assets relating to the Hub-to-Hub Routes on the terms contained herein on the basis that the cash purchase price to which the potential buyer has agreed is inadequate value for such assets.